MASTER AGREEMENT

                  MASTER AGREEMENT (this "Agreement") dated as of October 7, 1997, by and among Toy Biz, Inc., a Delaware corporation ("Toy Biz") and the secured creditors of Marvel Entertainment Group, Inc., a Delaware corporation ("Entertainment") and certain of its direct and indirect subsidiaries who become parties to this Agreement by executing and delivering a separate Consenting Lender Execution Page in the form attached as Exhibit 1 to this Agreement (the "Consenting Lenders").

                              PRELIMINARY STATEMENT

                  A. Entertainment, together with eight of its wholly-owned subsidiaries (collectively with Entertainment, the "Debtors"), are chapter 11 debtors and debtors in possession in cases pending under chapter 11 of title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.) (the "Bankruptcy Code"), having commenced voluntary cases (Nos. 96-2066 through 96-2077 (HSB)) (the "Reorganization Cases") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

                  B. Entertainment, certain affiliates of Entertainment, and The Chase Manhattan Bank, N.A. ("Chase") as administrative agent for the holders of Senior Secured Claims (as defined in the Plan of Reorganization referred to below) are parties to the Existing Credit Agreements (as such term is defined in the Plan of Reorganization) pursuant to which the Debtors are indebted to the holders of Senior Secured Claims.

                  C. Entertainment (i) owns approximately 26.7% of the Class A Common Stock of Toy Biz, (ii) licenses certain intellectual property to Toy Biz, and (iii) has entered into certain agreements with Toy Biz.

                  D. The Consenting Lenders and Toy Biz intend to submit a Joint Plan of Reorganization (substantially in the form attached hereto as Exhibit 2 with such further modifications as a Majority of the Consenting Lenders and Toy Biz may agree) (the "Plan of Reorganization"), as creditors and parties in interest in the Reorganization Cases pending in the Bankruptcy Court. The Plan of Reorganization will provide, among other things, that pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), Toy Biz will be merged with and into a newly organized, wholly-owned subsidiary of Entertainment ("Newco") with Toy Biz as the surviving corporation (the "Merger"), and each holder of Class A Shares (as hereinafter defined) will receive a certain amount of shares of Newco Common Stock (as

639892.7

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hereinafter defined), and (ii) Entertainment's certificate of incorporation and by-laws will be amended and restated as provided in the Merger Agreement. The structure of the Merger may change so that Toy Biz, rather than Marvel, is the issuer of the public common stock and is the issuer and resulting publicly held corporation if appropriate to facilitate filing of the Form S-4 referred to below.

                  E. At the same time as the execution and delivery of this Agreement by Toy Biz, Isaac Perlmutter, Isaac Perlmutter T.A., and Zib Inc. (the "Perlmutter Stockholders") and Avi Arad have executed and delivered into escrow a stockholders agreement (the "New Stockholders Agreement") having substantially the same terms as the Stockholders' Agreement, dated as of March 2, 1995, by and among Toy Biz, the Perlmutter Stockholders, Avi Arad and Entertainment, and each of Isaac Perlmutter and Avi Arad have executed and delivered into escrow voting trust agreements having substantially the same terms as the Voting Trust Agreements, dated as of March 2, 1995, by and among Entertainment and each of Isaac Perlmutter and Avi Arad (the "New Voting Trust Agreements").

                  F. At the same time as the execution and delivery of this Agreement by Toy Biz, the Perlmutter Stockholders and Avi Arad have executed and delivered Proxy and Stock Option Agreements (the "Proxy and Stock Option Agreements") by and between the Perlmutter Stockholders and Avi Arad, respectively, and the Consenting Lender (as defined in the Proxy and Stock Option Agreements), pursuant to which the Perlmutter Stockholders and Avi Arad have, among other things, granted to the Designated Consenting Lenders a proxy to vote their Class A Shares in favor of the transactions contemplated by this Agreement.

                  G. The parties hereto desire that the parties take the actions set forth in this Agreement, subject to the terms and conditions contained herein, so that (i) the Plan of Reorganization is confirmed by the Bankruptcy Court in accordance with the Bankruptcy Code, (ii) the Merger is consummated as provided in the Plan of Reorganization and the Merger Agreement, and (iii) certain other related transactions are consummated as set forth herein.

                  NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


639892.7


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                  For the purpose of this Agreement, capitalized terms which are used herein and not otherwise defined shall have the meanings given such terms in the Plan of Reorganization and the following terms shall have the meanings specified in this Article 1.

                  "Agreement" shall have the meaning set forth in the Preliminary Statement.

                  "Antitrust Division" shall have the meaning set forth in Section 2.7.

                  "Bankruptcy Code" shall have the meaning set forth in the Preliminary Statement.

                  "Bankruptcy Court" shall have the meaning set forth in the Preliminary Statement.

                  "Chase" shall have the meaning set forth in the Preliminary Statement.

                  "Class A Shares" means shares of Class A common stock, par value $.01 per share, of Toy Biz.

                  "Class B Shares" means shares of Class B common stock, par value $.01 per share, of Toy Biz.

                  "Consenting Lenders" shall have the meaning set forth in the preamble.

                  "Consenting Lenders Threshold" means holders of Senior Secured Claims holding at least two-thirds in principal amount and a majority in number of the Senior Secured Claims, excluding Excluded Claims.

                  "Consenting Lender Threshold Date" means the date this Agreement has been executed and delivered by holders of Senior Secured Claims who constitute the Consenting Lenders Threshold.

                  "Converted Class B Shares" means the Class A Shares issued upon conversion of the Class B Shares as a result of a change in control of Entertainment pursuant to the Toy Biz Stockholders Agreement, dated as of March 2, 1995.

                  "Debtors" shall have the meaning set forth in the preamble.

                  "Disclosure Schedule" means the disclosure schedule separately delivered by Toy Biz to the Consenting Lenders with this Agreement.


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                  "Disclosure Statement" shall have the meaning set forth
in Section 2.2.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Effective Time" shall have the meaning set forth in the Merger Agreement.

                  "Employee Option" have the meaning set forth in Section
2.12.

                  "Entertainment" shall have the meaning set forth in the preamble.

                  "Excluded Claims" means Senior Secured Claims which are held or controlled, directly or indirectly, by Carl Icahn, High
River Limited Partnership, Westgate International, L.P. or any affiliates of any of the foregoing or in which any of the foregoing have any interest.

                  "Form S-4" shall have the meaning set forth in Section
2.3.

                  "FTC" shall have the meaning set forth in Section 2.7.

                  "Governmental Entity" means any court, arbitral tribunal, administrative agency or commission, or other governmental or regulatory authority or agency.

                  "HSR Act" shall have the meaning set forth in Section
2.7.

                  "Information Statement/Prospectus" shall have the meaning set forth in Section 2.3.

                  "Majority of the Consenting Lenders" means Consenting Lenders holding a majority in principal amount of the Fixed Senior Secured Claims held by all of the Consenting Lenders, as shown on the Consenting Lender Execution Pages signed by the Consenting Lenders.

                  "Merger" shall have the meaning set forth in the Preliminary Statement.

                  "Newco" shall have the meaning set forth in the Preliminary Statement.

                  "Newco Common Stock" shall mean Common Stock as defined in the Plan of Reorganization.


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                  "New Investment" shall mean the $90 million investment in
Newco to be made by the New Investors.

                  "Perlmutter Stockholders" shall have the meaning set forth in the Preliminary Statement.

                  "Plan of Reorganization" shall have the meaning set forth in the Preliminary Statement.

                  "Preferred Shares" means Preferred Stock, par value $.01 per share of Toy Biz.

                  "Proxy and Stock Option Agreements" shall have the meaning set forth in the Preliminary Statement.

                  "Reorganization Cases" shall have the meaning set forth in the Preliminary Statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Senior Secured Claims" shall have the meaning set forth in the Plan of Reorganization.

                  "Stock Option Plan" shall have the meaning set forth in
Section 2.12.

                  "Subsidiary" means all of the corporations or other entities of which Toy Biz owns a majority of the issued and outstanding capital stock or similar interests.

                  "Toy Biz" shall have the meaning set forth in the preamble.

                  "Toy Biz Shares" shall mean the Class A Shares and Preferred Shares.

                  "Voting Debt" shall have the meaning set forth in
Section 3.2.


                                    ARTICLE 2
                                    COVENANTS

                  2.1 Interim Operations of Toy Biz. Toy Biz covenants and agrees that, except (x) as expressly contemplated by this Agreement, the Plan of Reorganization or the Merger Agreement or as disclosed on Schedule 2.1 in the Disclosure Schedule or (y) as agreed in writing by a Majority of the Consenting Lenders, after the date hereof and prior to the Effective Time, the business of Toy Biz and its Subsidiary shall be conducted only in the ordinary and usual course, in

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substantially the same manner as heretofore conducted, and, in particular, Toy
Biz will not, directly or indirectly, (i) issue, sell, transfer, pledge or otherwise encumber, or agree (including pursuant to options or warrants) to issue, sell, transfer, pledge or otherwise encumber, any of the Toy Biz Shares (other than Class A Shares reserved for issuance on the date hereof pursuant to the exercise of Employee Options outstanding on the date hereof and upon the conversion of shares of Toy Biz' outstanding Series A Preferred Stock) or capital stock of its Subsidiary beneficially owned by it; (ii) amend its certificate of incorporation, by-laws or other comparable organizational documents; (iii) split, combine or reclassify the outstanding Toy Biz Shares;
(iv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (v) redeem, purchase or otherwise acquire directly or indirectly any shares of common stock of Toy Biz or its Subsidiary; (vi) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, any business or any corporation, partnership, joint venture or other business organization; (vii) subject to any lien, mortgage, security interest, pledge or other encumbrance or sell, lease or otherwise dispose of a material portion of its assets other than in the ordinary course of business and any such actions in connection with the refinancing of Toy Biz' current revolving credit agreement;
(viii) incur any indebtedness for borrowed money or guarantee any such indebtedness, other than borrowings and guarantees incurred in the ordinary course of business and except for refinancings of Toy Biz' current revolving credit agreement, or (ix) enter into any transactions or agreements with any directors or officers of Toy Biz or Isaac Perlmutter or Avi Arad or any affiliates of any of the foregoing, other than consistent with past practice.

                  2.2 Consents and Approvals. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Reorganization as promptly as practicable including, but not limited to: (i) the preparation and filing of all forms, registrations, notices and pleadings required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, order, exemptions or waivers by any third party or Governmental Entity, including, but not limited to the Bankruptcy Court; (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have

639892.7
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any stay or temporary restraining order entered by any court or other
Governmental Entity vacated or reversed; (iii) the filing of the Plan of Reorganization, together with a disclosure statement (the "Disclosure Statement") with respect thereto, as required by section 1125 of the Bankruptcy Code, no later than ten business days after the Consenting Lender Threshold Date; and (iv) causing the satisfaction of all conditions to the Merger as provided in the Merger Agreement. In connection with and without limiting the foregoing, Toy Biz and its board of directors shall (i) take all action it has the power to take necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, the Merger Agreement, this Agreement or any other transaction contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, the Merger Agreement, this Agreement or any other transaction contemplated by this Agreement, take all action it has the power to take necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  2.3      Information Statement/Prospectus, Form S-4, etc.1

                           (a) To the extent required by applicable law, Toy Biz
shall use its best efforts to prepare and file with the SEC no later than November 18, 1997, a combined information statement and prospectus on Form S-4 (the "Form S-4") with respect to the Toy Biz stockholder action to approve the Merger and the registration of the shares of Newco Common Stock to be issued in the Merger and shall use its best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable. Toy Biz shall also take any action reasonably required to be taken under state blue sky or other securities laws in connection with the issuance of shares of Newco Common Stock in the Merger.

                           (b) Toy Biz shall promptly prepare and thereafter
promptly distribute to its stockholders, the combined information statement and prospectus which is included in the Form S-4 to be filed pursuant to Section 2.3(a) hereof (the "Information Statement/ Prospectus"), which Information Statement/Prospectus shall comply in all material respects with the rules and regulations of the SEC. The Information Statement/Prospectus shall be mailed to stockholders of Toy Biz in accordance with

--------
1 References to Marvel as the registrant under the Form S-4 will be deemed to refer to Toy Biz if the Merger is structured so that Toy Biz is the issuer and resulting publicly held corporation.

639892.7
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Rule 14c-2 under the Securities Exchange Act of 1934, as amended, at least 20 calendar days in advance of the Effective Time.

                           (c) Toy Biz shall notify the Consenting Lenders of
the receipt of any comments from the SEC and of any requests by the SEC for amendments or supplements to the Form S-4 or the Information
Statement/Prospectus or for additional information, and shall promptly supply Chase with copies of all correspondence between Toy Biz (or their representatives) and the SEC (or its staff) with respect thereto.

                  2.4 Stock Exchange Listing. Toy Biz shall use its best efforts to cause the shares of Newco Common Stock to be issued in the Merger and the Plan of Reorganization and the Convertible Preferred Stock to be issued pursuant to the Plan of Reorganization to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

                  2.5 Publicity. After the initial press release with respect to the execution of this Agreement, so long as this Agreement is in effect, neither Toy Biz, the Consenting Lenders nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement, the Plan of Reorganization or the other transactions contemplated hereby without the exercise of reasonable efforts to consult with the Consenting Lenders and Toy Biz, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                  2.6 Notification of Certain Matters. Toy Biz shall give prompt notice to the Consenting Lenders and the Consenting Lenders shall give prompt notice to Toy Biz of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of Toy Biz or the Consenting Lenders, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided, however, that the failure to deliver any notice pursuant to this Section 2.6 shall not limit or otherwise affect the remedies available hereunder to the non-defaulting or non-breaching party.

                  2.7 HSR Act. Toy Biz shall, as soon as practicable, file a Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") with respect to the Merger and shall use its best efforts to respond as promptly as practicable to all inquiries received from

639892.7
                                        8
the FTC or the Antitrust Division, including any request for additional information or documentary material.

                  2.8 Required Actions. Each of the parties hereto and each of the New Investors hereby agrees to use its best efforts to take, or cause to be done, all things necessary, proper or advisable under applicable laws or regulations to:

                           (a) obtain approval of the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code as soon as reasonably practicable;
                           (b)      obtain entry of the Confirmation Order as
                                    soon as reasonably practicable;
                           (c)      cause the Consummation Date of the Plan of
                                    Reorganization to occur as soon as soon as reasonably practicable; and
                           (d) obtain from the Bankruptcy Court such other relief as may be necessary or appropriate in connection with this Agreement, the Plan of Reorganization and the consummation of the transactions contemplated hereby and thereby.

         In addition, the Consenting Lenders shall consult with Toy Biz, and Toy Biz shall consult with the Consenting Lenders, concerning additional motions and/or pleadings that may be made in connection with any of the foregoing or otherwise in connection with the Plan of Reorganization.

                  2.9      Prohibited Actions.    Each of the parties hereto
hereby agrees not to:

                           (a)      object to the Disclosure Statement;
                           (b)      object to entry of the Confirmation Order;
                           (c) take any action to hinder, delay, preclude or interfere with the entry of an order approving the Disclosure Statement, the entry of the Confirmation Order or the occurrence of the Consummation Date;
                           (d) with respect to the Consenting Lenders, foreclose against any collateral other than the Panini Stock, without the consent of Toy Biz which consent will not be unreasonably withheld, unless a Majority of the Consenting Lenders shall have first confirmed in writing to Toy Biz that they will thereafter effect transactions substantially similar to those contemplated by this Agreement or, in the case of an asset of immaterial value, provide an appropriate cash credit, provided, however, that under no circumstance may the

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                                        9

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                                    Consenting Lenders foreclose against the
                                    Common Stock of Fleer;
                           (e) to file a motion to dismiss or convert one or more of the Reorganization Cases without the consent of Toy Biz which consent will not be unreasonably withheld, unless a Majority of the Consenting Lenders shall have first confirmed in writing to Toy Biz that they will thereafter effect transactions substantially similar in those contemplated by this Agreement;
                           (f) with respect to the Consenting Lenders, transfer, sell or assign, or agree to transfer, sell or assign their respective Senior Secured Claims unless the transferee of such Senior Secured Claims agrees in a writing reasonably acceptable to Toy Biz to be bound by the terms and conditions of this Agreement; or
                           (g) support any other plan of reorganization, arrangement or other settlement in any way inconsistent with the Plan of
                                    Reorganization.

                  2.10 Merger. Upon satisfaction of the conditions set forth in
Section 5.3, Toy Biz shall, in accordance with the Plan of Reorganization, (i) execute and deliver the Merger Agreement and any other documents or instruments required to be executed and delivered by it pursuant to the Merger Agreement, and (ii) take any and all other action required under the Plan of Reorganization and the Merger Agreement to effect the Merger.

                  2.11     Financing.    On or before the Consummation Date,
Toy Biz shall obtain the Term Loan Facility, the Working Capital
Facility and the New Investment.

                  2.12     Company Stock Options.

                           (a)      Toy Biz's board of directors, or, if
appropriate, any committee administering Toy Biz's 1995 Stock Option Plan (the "Stock Option Plan") shall, prior to the Effective Time, terminate, or adopt such resolutions or take such actions as may be required to adjust, the terms of all then outstanding employee stock options to purchase Toy Biz Shares granted under the Stock Option Plan (each, an "Employee Option") and the terms of the Stock Option Plan to provide that at the Effective Time, each Employee Option outstanding immediately prior to the Effective Time will be deemed to constitute an option to acquire, on the same terms and conditions as under such Employee Option, the number of shares of Newco Common Stock as the holder of such Employee Option would have been entitled to receive pursuant to the Merger Agreement had such holder exercised such Employee Option in full immediately prior to the

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



Effective Time, at the price provided for in the Merger Agreement and any such shares issuable under such Employee Options shall dilute only the shares to be issued to holders of Toy Biz Shares in the Merger. Any such Employee Options which are not terminated will dilute only the Newco Common Stock to be issued to holders of Class A Shares in the Merger.

                           (b)      Toy Biz shall not grant any stock options or
stock appreciation rights under the Stock Option Plan and will not accelerate the exercisability of Employee Options and/or permit cash payments to holders of Employee Options with respect to such options.


                                    ARTICLE 3
                               REPRESENTATIONS AND
                              WARRANTIES OF TOY BIZ

                  Toy Biz hereby represents and warrants to each Consenting Lender as follows:

                  3.1 Organization. Each of Toy Biz and its Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  3.2      Capitalization.

                           (a)      The authorized capital stock of Toy Biz
consists of 100,000,000 Class A Shares, 20,000,000 Class B Shares and 25,000,000 shares of Preferred Stock. As of the date of this Agreement, (i) 27,746,127 Class A Shares are issued and outstanding and no Class A Shares are held in the treasury of Toy Biz, (ii) no Class B Shares are issued and outstanding or held in the treasury of Toy Biz, (iii) 59,091 shares of Preferred Stock are issued and outstanding and 59,091 Class A Shares are reserved for issuance upon conversion of such shares, and (iv) 1,321,471 Class A Shares are reserved for issuance upon exercise of outstanding Employee Options. All the outstanding shares of Toy Biz's capital stock are, and all Class A Shares which may be issued pursuant to the exercise of outstanding Employee Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of Toy Biz or its Subsidiary issued and outstanding. Except as set forth above, as of the date hereof, (i) there are no shares of capital stock of Toy Biz authorized, issued or outstanding, and (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or

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commitments of any character, relating to the issued or unissued capital stock of Toy Biz or its Subsidiary, obligating Toy Biz or its Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of Toy Biz or its Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating Toy Biz or its Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

                           (b)      Except as disclosed in Schedule 3.2(b) of
the Disclosure Schedule, all of the outstanding shares of capital stock of Toy Biz's Subsidiary are owned of record and beneficially by Toy Biz, directly or indirectly. All such shares have been validly issued and are fully paid and non-assessable and are owned by Toy Biz free and clear of all liens, charges, claims or encumbrances.

                           (c)      Neither Toy Biz nor its Subsidiary is
required to redeem, repurchase or otherwise acquire shares of capital stock of Toy Biz, or its Subsidiary, respectively, as a result of the transactions contemplated by this Agreement.

                  3.3 Authorization; Validity of Agreement; Corporate Action. Toy Biz has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Toy Biz of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the board of directors of Toy Biz and no other corporate action on the part of Toy Biz is necessary to authorize the execution and delivery by Toy Biz of this Agreement and, except for the approval of the stockholders of Toy Biz, the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Toy Biz and constitutes a valid and binding obligation of Toy Biz enforceable against Toy Biz in accordance with its terms except that the enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Schedule 3.3 of the Disclosure Schedule, the execution delivery and performance of this Agreement by Toy Biz do not breach, violate, conflict with or constitute a default under any material agreement to which Toy Biz is a party.

The Consenting Lenders acknowledge that Toy Biz is engaged in litigation with Entertainment concerning the status of Toy Biz' class B common stock and its stockholders' agreement (the "Stockholder Agreement Litigation"). The representations in this Article 3 are qualified by the Stockholder Agreement Litigation.

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



                  3.4 Information. Toy Biz has adequate information concerning the business and financial condition of the Debtors, the Reorganization Cases and the transactions contemplated by this Agreement and the Plan of Reorganization to make an informed decision with respect to this transactions contemplated by this Agreement and the Plan of Reorganization. Toy Biz has independently and without reliance upon any of the Consenting Lenders (except for the representations, warranties, and covenants and agreements contained herein) and based on such information as Toy Biz has deemed appropriate in its independent judgment, made its own analysis and decision to enter into this Agreement.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                            OF THE CONSENTING LENDERS

                  Each of the Consenting Lenders hereby represents and warrants with respect to itself to Toy Biz as follows:

                  4.1 Organization. It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

                  4.2 Authorization; Validity of Agreement; Corporate Action. It has all requisite corporate or similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance by such party of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action by such party and no further action on the part of such part is necessary to authorize the execution and delivery by such party of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such party, and assuming due and valid authorization, execution and delivery hereof of the other parties hereto, is a valid and binding obligation of such party enforceable against such party in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  4.3 Ownership of Claims. Such party owns or beneficially owns the outstanding principal amount of Senior Secured Claims set forth on its Consenting Lender Execution Page and, with respect to each such claim, such party has the legal right to exercise all voting rights relating thereto

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



(collectively, "Controlled Claims"); and such party represents that to the extent that it has previously pledged, hypothecated, transferred, participated or otherwise encumbered any interests in such Senior Secured Claim, the other party to any such conveyance has agreed to be bound hereby.

                  4.4 Information. Such party has adequate information concerning the business and financial condition of Toy Biz, the Debtors, the Reorganization Cases and the transactions contemplated by this Agreement and the Plan of Reorganization to make an informed decision with respect to the transactions contemplated by this Agreement and the Plan of Reorganization. Such party has independently and without reliance upon Toy Biz, and its officers, directors and representatives whatsoever (except for the representations, warranties, and covenants and agreements contained herein) and based on such information as such party has deemed appropriate in its independent judgment, made its own analysis and decision to enter into this Agreement.


                                    ARTICLE 5
                                   CONDITIONS

                  5.1 Conditions to Each Party's Obligations to Continue to Perform its Respective Obligations in Accordance with Article 2. The obligations of each party to perform its respective obligations under Article 2 (other than Section 2.10) during the term of this Agreement shall be subject to the satisfaction of the following condition during the term hereof, which may be waived in whole or in part by Toy Biz or a Majority of the Consenting Lenders, as the case may be, to the extent permitted by applicable law:

                           Injunctions.    There shall be no order or
injunction of a Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting the transactions contemplated in this Agreement and in the Plan of Reorganization;

                  5.2 Conditions to Consenting Lenders' Obligations to Perform their Respective Obligations in Accordance with Article 2. The obligations of the Consenting Lenders to perform their respective obligations under Article 2 during the term of this Agreement shall be subject to the satisfaction of each of the following conditions during the term hereof, any and all of which may be waived in whole or part by a Majority of the Consenting Lenders to the extent permitted by applicable law:

                           (a) Representations and Warranties of Toy Biz. The
representations and warranties of Toy Biz shall be true and

639892.7
                                       14
correct in all material respects during the term hereof (except for those representations and warranties that address matters only as of a particular date which need only be true and correct in all material respects as of such date); and

                           (b) Covenants of Toy Biz. Toy Biz shall have
performed in all material respects its obligations required to be performed during the term of this Agreement.

                           (c) No Stockholder Breach Event. No Stockholder
Breach Event, as defined in the Proxy and Stock Option Agreements, shall have occurred and be continuing.

                           (d) Opinion of Counsel. No later than 5:00 p.m.,
Eastern Daylight Time, on October 14, 1997, Battle Fowler LLP, counsel to Toy Biz shall have delivered to Wachtell, Lipton, Rosen & Katz, its opinion in the form attached hereto as Exhibit 5.2(d).

                           (e) Stockholders Agreement. Toy Biz, Avi Arad and the
Perlmutter Stockholders shall have entered into a stockholders agreement pursuant to which Avi Arad and the Perlmutter Stockholders agree to vote their shares of Newco Common Stock in favor of the election to the Newco board of directors of five nominees designated by the Consenting Lenders and certain of their transferees for as long as the Consenting Lenders and those transferees hold more than a specified percentage of the outstanding Newco Common Stock.

                  5.3 Conditions to Toy Biz's Obligation to Execute and Deliver the Merger Agreement. The obligation of Toy Biz to execute and deliver the Merger Agreement and to perform its obligation under Section 2.10 shall be subject to the satisfaction on or prior to the date upon which Toy Biz executes the Merger Agreement of each of the following conditions, any and all of which may be waived in whole or in part by Toy Biz, to the extent permitted by applicable law:

                           (a) Effectiveness of Form S-4. If required by
applicable law, the Form S-4 shall have become effective and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

                           (b) HSR Act. Any waiting period (including any
extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated;

                           (c) Injunctions. There shall be no order or
injunction of a Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

639892.7
                                       15

                           (d) Confirmation Order. The Bankruptcy Court shall
have entered the Confirmation Order and its effectiveness and enforceability shall not be subject to any stay or injunction and all conditions to the consummation of the Plan of Reorganization shall have been satisfied or duly waived in accordance with the Plan of Reorganization;



                                    ARTICLE 6
                        CONVERSION OF MARVEL-OWNED SHARES

                  6.1 Conversion of Marvel-Owned Shares. If this Agreement is terminated by the Consenting Lenders under Section 7.1(e) or the Merger Agreement is terminated in accordance with Section 6.1(d), a Majority of the Consenting Lenders shall have the right to direct Toy Biz to convert the Converted Class B Shares into an equal number of duly authorized, fully paid and nonassessable Class B Shares. Following that conversion, the holders of the Converted Class B Shares shall thereafter be deemed to be the holders of such new Class B Shares and the certificates evidencing those Converted Class B Shares shall be deemed to evidence those new Class B Shares. As a condition precedent to that conversion, the New Stockholders Agreement and New Voting Trust Agreements will be released from escrow and the holders of such new Class B Shares will be required to complete, execute and deliver to each of the parties thereto the New Stockholders Agreement and the New Voting Trust Agreements and Toy Biz will deposit one of the Class B Shares into each of the voting trusts established under the New Voting Trust Agreements as contemplated by the New Voting Trust Agreements.


                                    ARTICLE 7
                                   TERMINATION

                  7.1 Termination. This Agreement shall terminate upon the consummation of the Merger at the Effective Time unless terminated sooner in accordance with this Section 7.1. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective
Time:

                           (a) by mutual written agreement of each of the
Consenting Lenders and Toy Biz;

                           (b) by a Majority of the Consenting Lenders if the
Consummation Date has not occurred on or before March 2, 1998, provided that the failure of the Consummation Date to occur on or before such date is not the result of the breach of any representation or warranty or the failure to perform any covenant

639892.7
                                       16
or agreement or satisfy any condition under this Agreement or the Merger Agreement by any of the Consenting Lenders;

                           (c) by Toy Biz if the Consummation Date has not
occurred on or before July 6, 1998, provided that the failure of the Consummation Date to occur on or before such date is not the result of the breach of any representation or warranty or the failure to perform any covenant or agreement or satisfy any condition under this Agreement or the Merger Agreement by Toy Biz, it being understood and agreed that the Consummation Date will be deemed to have occurred if the parties effect a substantially similar transaction as contemplated by Sections 2.9 (d) and (e) hereof on terms no less favorable to Toy Biz's shareholders (other than the Debtors) than those contemplated by this Master Agreement on or before July 6, 1998.

                           (d) by a Majority of the Consenting Lenders or Toy
Biz upon written notice given to the other if there shall be any law or regulation of any competent authority that makes consummation of the Merger illegal or otherwise prohibited, or if any Governmental Entity of competent jurisdiction shall have issued a final non-appealable order, judgment, injunction or order enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                           (e) by a Majority of the Consenting Lenders if Toy
Biz breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in any material respect and such breach has not been cured to the reasonable satisfaction of the Consenting Lenders within 10 days of the notice by a Majority of the Consenting Lenders of such breach;

                           (f) by Toy Biz if, by 5:00 p.m., Eastern Daylight
Time, on October 14, 1997, this Agreement has not been executed and delivered by holders of Senior Secured Claims holding at least 33-1/3% in principal amount of the Senior Secured Claims, excluding Excluded Claims;

                           (g) by Toy Biz or any Consenting Lender if the
Consenting Lender Threshold Date has not occurred by 5:00 p.m., Eastern Standard Time on November 14, 1997; or

                           (h) by Toy Biz after the Consenting Lender Threshold
Date if one or more Consenting Lenders breach their respective representations, warranties or covenants contained herein in any material respect, such breaches have not been cured to Toy Biz's reasonable satisfaction within 10 days receipt by such Consenting Lender of notice by Toy Biz and, as a result of such breach, the amount of Senior Secured Claims or number of non-breaching Consenting Lenders falls below the Consenting Lender Threshold.

639892.7
                                       17

                                    ARTICLE 8
                                  MISCELLANEOUS

                  8.1 Fees and Expenses. Except as contemplated by this Agreement and the Plan of Reorganization, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  8.2 Amendment, Modification and Other Action. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, by written agreement of the parties hereto.

                  8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  8.4 Notices. All notices and other communications hereunder shall be in writing and shall be sufficient if in writing and delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, and shall be deemed given when so delivered personally, telecopied or if mailed or sent by overnight courier service, on the scheduled delivery date, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                    if to the Consenting Lenders, to:

                                    To the address of that Consenting Lender set forth adjacent to the signature of that Consenting Lender on the signature pages to this Agreement

                                    and

                                    if to Toy Biz, to:

                                    Toy Biz, Inc.
                                    333 East 38th Street
                                    New York, New York 10016
                                    Attention:  General Counsel
                                    Telephone No.:  (212) 682-4700
                                    Telecopy No.:  (212) 682-3516


639892.7
                                       18
                                    with a copy to:

                                    Lawrence Mittman
                                    Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York 10022
                                    Telephone No.:  (212) 856-7177
                                    Telecopy No.:  (212) 856-7807

                  8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  8.7 Entire Agreement, No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a Governmental Entity of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the general corporation law of the State of Delaware with respect to matters covered therein and otherwise in accordance with the laws of the State of New York, in each case without giving effect to the principles of conflicts of law thereof.

                  8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly

639892.7
                                       19
agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.


639892.7
                                       20

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                                     TOY BIZ, INC.


                                                     By:
                                                        ------------------------
                                                         Name:
                                                         Title:

                                                                       EXHIBIT 1

                        CONSENTING LENDER EXECUTION PAGE

By signing below, the undersigned is hereby executing and agreeing to be bound by the (i) Master Agreement, dated as of October 7, 1997, by and among Toy Biz, Inc. and certain secured creditors of Marvel Entertainment Group, Inc. and certain of its direct and indirect subsidiaries (the "Marvel Debtors"), (ii) Proxy and Stock Option Agreement, dated as of October 7, 1997, by and among Isaac Perlmutter. Isaac Perlmutter, T.A. and Zib, Inc. and certain secured creditors of the Marvel Debtors, and (iii) Proxy and Stock Option Agreement, dated as of October 7, 1997, by and among Avi Arad and certain secured creditors of the Marvel Debtors. This Consenting Lender Execution Page shall be deemed to be a signature page to each of the agreements listed above and the undersigned shall be deemed to have signed each as a "Consenting Lender."

Date:
     --------------


                                               Name of Consenting Lender:


                                               -----------------------------


                                               By:
                                                  --------------------------
                                               Name:
                                               Title:

                                               Address for Notices:


                                               -----------------------------

                                               -----------------------------

                                               -----------------------------

                                               Telecopy No.:
                                                            ----------------
                                               Telecopy No.:
                                                            ----------------

                                               Principal amount of Senior
                                               Secured Claims owned or
                                               beneficially owned: $
                                                                    --------.

                                                                      Exhibit 2
                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------x
                                   :
In re                              :
                                   :       Chapter 11 Case Nos.
Marvel Entertainment Group, Inc.   :       96-2069 (HSB) through
et al.,                            :       96-2077 (HSB)
                                   :
                           Debtors.:       (Jointly Administered)
                                   :
-----------------------------------x





                    JOINT PLAN OF REORGANIZATION PROPOSED BY
                     THE SECURED LENDERS AND TOY BIZ, INC.




WACHTELL, LIPTON, ROSEN & KATZ                      BATTLE FOWLER LLP
Attorneys for The Secured                           Attorneys for Toy Biz, Inc.
  Lenders                                           75 East 55th Street
51 West 52nd Street                                 New York, New York  10022
New York, New York  10019                           (212) 856-7000
(212) 403-1000

          -and-                                                -and-

RICHARDS, LAYTON & FINGER, P.A.                     PEPPER, HAMILTON & SCHEETZ
Attorneys for The Secured                           Attorneys for Toy Biz, Inc.
  Lenders                                           1202 Market Street
One Rodney Square                                   P.O. Box 1709
Wilmington, Delaware  19899                         Wilmington, Delaware  19899
(302) 658-6541                                      (302) 777-6500



Dated:  Wilmington, Delaware
        October __, 1997

639280.9

                          JOINT PLAN OF REORGANIZATION


                  The Secured Lenders and Toy Biz, Inc., creditors and parties in interest in these chapter 11 cases, hereby propose this Plan of Reorganization dated October __, 1997 for Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc. and SkyBox International Inc.

         SECTION 1.        DEFINITIONS AND INTERPRETATION

         A.       Definitions.

                  The following terms used herein shall have the respective meanings defined below:

                  "Administration Expense Claim" means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the business of the Debtors, (c) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Section 330 or 503 of the Bankruptcy Code, and (d) any fees or charges assessed against the estates of the Debtors under Section 1930, title 28, United States Code.

                  "Administrative Agent" means The Chase Manhattan Bank as administrative agent under each of the applicable Existing Credit Agreements or any successor administrative agent appointed in accordance with any of the applicable Existing Credit Agreements.

                  "Allowed" means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest against any Debtor which has been listed by such Debtor in its Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim or Equity Interest allowed by Final Order,
(c) any Claim or Equity Interest as to which the liability of the Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court or (d) any Claim allowed expressly hereunder.

                  "Assigned Panini Intercompany Claims" means (i) any and all indebtedness, claims, liabilities or other amounts owing by


639280.9
any of the Panini Entities to any of the Debtors as of the Consummation Date.

                  "Ballot" means any form or forms distributed to each holder of a Claim or Equity Interest entitled to vote on this Plan of Reorganization on which is to be indicated the acceptance or rejection by such holder of this Plan of Reorganization.

                  "Ballot Date" means the date fixed by the Bankruptcy Court as the date by which all Ballots must be received by the Balloting Agent (as such term is defined in the Disclosure Statement) from holders of impaired Claims and Equity Interests other than holders of Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 Equity Interests in Class 7 (Existing Warrants) to be counted as acceptances or rejections of this Plan of Reorganization.

                  "Bankruptcy Code" means title 11, United States Code, as applicable to the Reorganization Cases as in effect on the Confirmation Date.

                  "Bankruptcy Court" means the United States District Court for the District of Delaware having jurisdiction over the Reorganization Cases and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court under section 151, title 28, United States Code.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and any Local Rules of the Bankruptcy Court.

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  "Bylaws" means the bylaws for Newco in substantially the form of Exhibit __ hereto.

                  "Cash" means legal tender of the United States of America and, with respect to payments under this Plan of Reorganization, cash (U.S. dollars), certified check, bank check or wire transfer from a domestic bank.

                  "Causes of Action" means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.


                                        2
639280.9

                  "Characters" means Marvel Characters, Inc., one of the Debtors herein.

                  "Charter" means the Certificate of Incorporation for Newco in the form of Exhibit __ hereto.

                  "Chase" means The Chase Manhattan Bank in its capacity as agent under the Existing Credit Agreements.

                  "Claim" means (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  "Class Securities Litigation Claim" means any Claim whether or not the subject of an existing lawsuit arising from rescission of a purchase or sale of shares of common stock of Entertainment, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim which Claims shall be subordinated in accordance with section 510(b) of the Bankruptcy Code.

                  "Collateral" means any property or interest in property of the estate of any Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  "Confirmation Hearing" means the hearing held by the Bankruptcy Court on confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

                  "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan of Reorganization in substantially the form of the order annexed as Exhibit __ hereto.

                  "Consummation Date" means the latest to occur of (a) the eleventh day (calculated under Bankruptcy Rule 9006) after the Confirmation Date if no stay of the Confirmation Order is then in effect, (b) the first Business Day after any stay of the Confirmation Order expires or otherwise terminates, and (c) such other date as may be fixed from time to time after the Confirmation Date by filing a notice thereof by the Proponents

                                        3
639280.9
with the Bankruptcy Court; provided, however, that in no event shall the Consummation Date occur earlier than the date of the satisfaction of each of the conditions precedent to the occurrence of the Consummation Date of this Plan of Reorganization in Section 10.2 hereof unless waived as provided in Section 10.3 hereof.

                  "Contingent Senior Secured Claim" means any Claim against Entertainment or any of its subsidiaries governed by or arising out of the guarantee provisions contained in the Existing Panini Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to the Existing Panini Credit Agreements for the account of Panini or any of its subsidiaries.

                  "Convertible Preferred Stock" means the one million, six hundred ninety thousand (1,690,000) shares of convertible preferred stock in Newco to be issued pursuant to this Plan of Reorganization which shall be convertible into seventeen million, five hundred fifty eight thousand, four hundred forty two (17,558,442) shares of Newco Common Stock and which shall be in the form of Exhibit ___ hereto.

                  "Convertible Preferred Stock Purchase Agreement" means a Convertible Preferred Stock Purchase Agreement substantially in the form annexed hereto as Exhibit "__."

                  "Debtor" means each of Entertainment, The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World
Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel
Characters, Inc., Marvel Direct Marketing, Inc., and SkyBox
International Inc., each (other than Malibu Comics Entertainment,
Inc.) being a Delaware corporation and Malibu Comics
Entertainment, Inc. being a California corporation, the debtors in Chapter 11 Case Nos. 96-2069 (HSB) through 96-2077 (HSB), respectively.

                  "Debtor in Possession" means each Debtor in its capacity as a debtor in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

                  "Designated Competitor" means those entities listed on Exhibit __ hereto.

                  ***["Designated Officer" means Mr. Peter Cheston, or such other person appointed by the Bankruptcy Court at the request of the Secured Lenders.]***

                  "DIP Claim" shall mean any claim arising under the DIP Credit Agreement.


                                        4
639280.9

                  "DIP Credit Agreement" means that certain Revolving Credit and Guaranty Agreement dated as of December 27, 1996 among Marvel Entertainment Group, Inc., the guarantors named therein, the banks party thereto and The Chase Manhattan Bank as agent as the same may be amended from time to time in accordance with the terms thereof.

                  "Disbursing Agent" means any entity in its capacity as a disbursing agent under Section 7.2 hereof.

                  "Disclosure Statement" means that certain Disclosure Statement, including, without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court relating to this Plan of Reorganization as the same may be amended from time to time.

                  "Disputed Claim" means a Claim against a Debtor that is not an Allowed Claim.

                  "Effective Time" shall have the meaning given to such term in the Merger Agreement.

                  "Entertainment" means Marvel Entertainment Group, Inc.

                  "Equity Interest" means any share of common stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest, including, without limitation (i) the 48,000,000 shares of Entertainment common stock pledged to the holders of secured note claims against Marvel Holdings, Inc., a Delaware corporation and the debtor in Chapter 11 Case No. 96-2066 (HSB), pursuant to the trust indenture dated as of April 15, 1993 between Marvel Holdings Inc., as issuer, and Nations Bank of Georgia, N.A., as indenture trustee, under which Marvel Holdings Inc. issued $517,447,000 in Series B Senior Secured Discount Notes due 1998, (ii) the 20,000,000 shares of Entertainment common stock pledged to the holders of secured note claims against Marvel (Parent) Holdings, Inc., a Delaware corporation and the debtor in Chapter 11 Case No. 96-2068 (HSB), under the trust indenture dated as of October 1, 1993, between Marvel (Parent) Holdings, Inc., as issuer and Nations Bank of Georgia, N.A., as indenture trustee, pursuant to which Marvel (Parent) Holdings, Inc. issued $251,678,000 in Senior Secured Discount Notes due 1998, and (iii) the 9,302,326 of Marvel III Holdings Inc., a Delaware corporation and the debtor in Chapter 11 Case No. 96-2067 (HSB), under the trust indenture dated as of February 15, 1994, between Marvel III Holdings Inc., as issuer, and Nations Bank of Georgia, N.A., as indenture trustee, pursuant to which Marvel III Holdings Inc. issued $125,000,000 in 9-1/8% Series B Senior Secured Discount Notes due 1998. For purposes of Subclass 6A (Entertainment) of

                                        5
639280.9

Class 6 (Equity Interests), the Existing Warrants shall not be included in such subclass.

                  "Excess Administration Claims Amount" means the amount by which the sum of (a) all Allowed Administration Expense Claims, (exclusive of all DIP claims), (b) the aggregate amount of all professional fees, costs and expenses of Chase and the holders of Senior Secured Claims including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, and (c) Class Securities Litigation Claims, exceeds thirty-five million dollars ($35,000,000).

                  "Excess Administration Claims Note" means an unsecured note subordinate to the Term Loan Facility and the Working Capital Facility in substantially the form of Exhibit "__" hereto in an original principal amount equal to the Excess Administration Claims Amount bearing interest at the rate of ten percent (10%) per annum which shall, at the election of Newco, be paid semi-annually or accrue and compound, shall have a maturity date of the fifth anniversary of the Consummation Date and shall not be subject to prepayment.

                  "Exculpated Persons" means the Debtors, the Reorganized Debtors, Newco, the holders of DIP claims, the holders of Senior Secured Claims, Chase, Toy Biz, the New Investors, the members of any statutory committee for the Debtors, affiliates of any of the foregoing, and all officers, directors, employees, shareholders, limited liability entity members, partners, consultants, advisors, investment bankers, attorneys, accountants or other representatives or agents of any of the foregoing acting as such.

                  "Existing Credit Agreements" means, collectively, the Existing Fleer Credit Agreements and the Existing Panini Credit
Agreements.

                  "Existing Fleer Credit Agreements" means, collectively, (a) that certain Amended and Restated Credit and Guarantee Agreement dated as of August 30, 1994, as amended, among Entertainment, Fleer Corp., the financial institutions parties thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (b) that certain Credit and Guarantee Agreement dated as of April 24, 1995, as amended, by and among Entertainment, Fleer Corp., the financial institutions party thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (c) that certain Line of Credit, dated as of March 27, 1996, as amended, among Fleer Corp., the banks and other financial institutions parties thereto and The Chase Manhattan Bank as Administrative Agent, (d)(i)(A) any letter of credit issued for the account of Entertainment or any of its subsidiaries by a bank or other financial institution which is a

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



party to any of the Existing Credit Agreements referred to in clauses (a) or (b) of this definition of "Existing Fleer Credit Agreements" and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (d)(i)(A) of this definition of "Existing Fleer Credit Agreements" or
(ii) any interest rate agreement between Entertainment or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) through (c), inclusive, of this of this definition of "Existing Fleer Credit Agreements" and
(e) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements.

                  "Existing Panini Credit Agreements" means (a) that certain Term Loan and Guarantee Agreement dated as of August 30, 1994, as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, S.p.A. (formerly named Marvel Comics Italia S.r.l.), and Insituto Bancario San Paolo di Torino, S.p.A.; (b) the Panini Participation Agreements;
(c)(i)(A) any letter of credit issued for the account of any of the Panini Entities by a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) or (b) and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (c)(i)(A) or
(ii) any interest rate agreement between any of the Panini Entities and a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) and (b); (d) that certain Italian Lire 27,000,000,000 Term Loan and Guaranty Agreement dated as of August 5, 1997 as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, the lenders listed on Schedule 1 thereto as lenders, and The Chase Manhattan Bank as agent, and the related Panini Financing Order; and (e) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers.

                  "Existing Warrants" means, collectively, all incentive stock options, non-qualified stock options and stock appreciation rights granted under that certain Entertainment Amended and Restated Stock Option Plan and any other options, warrants or rights, contractual or otherwise, if any, to acquire an Equity Interest.

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



                  "Final Order" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order not to be a Final Order.

                  "Fixed Senior Secured Claim" means any Claim governed by any of the Existing Fleer Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements for the account of Entertainment or any of its subsidiaries or any interest rate agreement between Entertainment or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements.

                  "Fleer" means Fleer Corp., one of the Debtors.

                  "General Unsecured Claim" means any Unsecured Claim other than a Class Securities Litigation Claim.

                  "Insider Claim" means any Unsecured Claim of an "insider" or "affiliate" of any Debtor as the terms "insider" and "affiliate" are defined in section 101 of the Bankruptcy Code.

                  ***["Intercompany Agreement" means those agreements set forth on Exhibit "__" hereto.]***

                  "Intercompany Claim" means any Claim held by any Debtor against any other Debtor, including, without limitation, all derivative Claims asserted by or on behalf of any one Debtor against any other Debtor.

                  "Lien" means any charge against or interest in property or an interest in property to secure payment of a debt or performance of an obligation.

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                  "Marvel" means, collectively, Entertainment and each of its subsidiaries other than the Panini Entities.

                  "Master Agreement" means that certain Master Agreement by and among the Proponents dated as of October __, 1997.

                  "Merger Agreement" means that certain Agreement and Plan of Merger dated as of the Consummation Date in the form annexed as Exhibit __ hereto.

                  "NBA License Agreement" means that certain Retail Product License Agreement dated July 21, 1995 between Entertainment and NBA Properties, Inc., as amended, supplemented or otherwise modified from time to time.

                  "New Investors" means the individuals set forth on Exhibit ___ hereto.

                  "Newco" means, as applicable, (a) the entity resulting from the combination of Marvel and Toy Biz or (b)(i) in the event that such combination is effected through a merger or other combination of a subsidiary of Entertainment and Toy Biz, Entertainment after the Effective Time of such merger and (ii) in the event that such combination is effected through a merger or other combination of a subsidiary of Toy Biz and Entertainment, Toy Biz after the Effective Time of such merger.

                  "Newco Common Stock" means the issued and outstanding shares of common stock of Newco as of the Consummation Date.

                  "Other Secured Claims" means any Secured Claim not constituting a Senior Secured Claim.

                  "Panini" means Panini S.p.A.

                  "Panini Comic Distribution Agreement" means that certain agreement to manufacture, reprint, publish and sell Marvel Comics dated December 1995 between Panini and
Entertainment.

                  "Panini Indemnity" means an indemnity substantially in the form of Exhibit "__" hereto pursuant to which Newco will indemnify and hold harmless Panini from any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however that (i) obligations to

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



repay the Panini Lenders pursuant to the Existing Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii)Newco shall not be responsible for making any royalty payments owed to or for benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by Panini from and after the Consummation Date.

                  "Panini Disposition Proceeds" means any and all proceeds arising from any Panini Disposition Transaction, after satisfying any indebtedness, liens, claims or encumbrances of any kind or nature whatsoever of the Panini Entities which are required to be satisfied in order to effectuate any such sale or disposition.

                  "Panini Disposition Transaction" means the sale or other disposition of any Panini Stock or any of the assets of the Panini Entities (including the capital stock of any subsidiaries of Panini) out of the ordinary course of business.

                  "Panini Entities" means Panini and its subsidiaries.

                  "Panini Indemnified Liabilities" means any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of, directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however that (i) obligations to repay the Panini Lenders pursuant to the Panini Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii) the Debtors shall not be responsible for making any royalty payments owed to or for the benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by the Panini Entities from and after the Consummation Date; provided that Newco shall control the prosecution, settlement or resolution of such Panini Indemnified Liabilities and provided further that the Panini Entities shall not assert any claims against Newco in respect of Panini Indemnified Liabilities that are asserted outside of any applicable statute of limitations period.

                  "Panini Lenders" means each of the holders of Panini Obligations arising under the Existing Panini Credit Agreements including, any holder of a Panini Obligation through the Panini
Participation Agreements.

                  "Panini Participation Agreement" means collectively,
(i) the Participation Agreement dated as of August 30, 1994 among

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



Istituto Bancario San Paolo di Torino, S.p.A., New York Limited Branch, as Italian Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants and (ii) the Participation Agreement dated as of August 5, 1997 among The Chase Manhattan Bank, as Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants.

                  "Panini Obligations" means all of the obligations of the Panini Entities arising under the Existing Panini Credit Agreements including, without limitation, outstanding principal, accrued and unpaid interest, fees , costs, expenses, charges and any other amounts owing under the Existing Panini Credit Agreements.


                  "Panini Sticker Agreement" means that certain License Agreement dated as of November 15, 1996 by and between Characters and Panini.

                  "Panini Stock" means all of the issued and outstanding capital stock of Panini.

                  "Petition Date" means December 27, 1996, the date on which each of the Debtors filed its voluntary petition for relief under the Bankruptcy Code.

                  "Plan of Reorganization" means this Plan of Reorganization dated as of October __, 1997, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the terms hereof.

                  "Plan Warrant Agreement" means that certain Warrant Agreement in substantially the form of Exhibit __ hereto.

                  "Plan Warrants" means two (2) year warrants entitling the holders thereof to acquire in the aggregate two million (2,000,000) shares of Newco Common Stock based upon an exercise price of fifteen dollars ($15.00) per share and otherwise upon the terms and conditions contained in the Plan Warrant Agreement.

                  "Priority Non-Tax Claim" means any Claim of a kind specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

                  "Priority Tax Claim" means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

                  "Proponents" means Toy Biz and the Secured Lenders.

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



                  "Ratable Proportion" means, with reference to any distribution on account of any Allowed Claim or Allowed Equity Interest in any class or subclass, as applicable, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Allowed Equity Interest, as applicable, bears to the aggregate amount of Allowed Claims or Allowed Equity Interests of the same class or subclass.

                  "Reorganization Cases" means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the Petition Date.

                  "Reorganized" means, with reference to any Debtor, such Debtor (unless such Debtor is a Debtor for which this Plan of Reorganization is not confirmed in accordance with Section 5.4 hereof) or any successor in interest thereto from and after the Consummation Date, including, without limitation, Newco.

                  "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

                  "Secured Claim" means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

                  "Secured Lenders" means those holders of Senior Secured Claims set forth on Exhibit "__" hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Secured Claim" means any Contingent Senior Secured Claim and any Fixed Senior Secured Claim.

                  "Subscription Agreement" means a subscription agreement in substantially the form of Exhibit __ hereto.

                  "Subscription Right" means an uncertificated right that entitles the holder thereof to purchase one share of Newco Common Stock for nine dollars and sixty-two and one half cents ($9.625) on the Consummation Date.

                  "Subsidiary Equity Interests" means the Equity Interests in any of the Debtors held by any of the other Debtors.



                                       12
639280.9

                  "Term Loan Facility" means a term loan facility or facilities for Newco in the amount of one hundred and forty million dollars ($140,000,000) secured by all of the assets of Newco upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to each of the Proponents.

                  "Toy Biz" means Toy Biz, Inc., a Delaware corporation.

                  "Transaction" means the transactions contemplated by the Merger Agreement.

                  "Unsecured Claim" means any Claim against a Debtor that is not an Administration Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim or a Secured Claim.

                  "U.S. Trustee" means the United States Trustee appointed under section 581, title 28, United States Code to serve in the District of Delaware.

                  "Working Capital Facility" means a revolving credit loan facility for Newco in an amount not to exceed seventy-five million dollar ($75,000,000) upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to each of the Proponents.

         B.       Interpretation; Application of
                  Definitions and Rules of Construction

                  Unless otherwise specified, all Section, schedule or exhibit references in this Plan of Reorganization are to the respective Section in, article of, or schedule or exhibit to, this Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular Section, subsection or clause contained in this Plan of Reorganization. Except as otherwise expressly provided herein, a term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

         C.       Exhibits and Schedules

                  The Merger Agreement, Charter and Bylaws are contained in a separate Exhibit Volume that shall be filed with the Clerk of the Bankruptcy Court contemporaneously with the Plan of Reorganization. All other Exhibits and Schedules to this Plan of Reorganization, which shall be in form and substance reasonably

                                       13
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



acceptable to the Proponents, shall be contained in a supplemental Exhibit Volume that shall be filed with the Clerk of the Bankruptcy Court not later than ten (10) days prior to the commencement of the Confirmation Hearing or such later date as the Bankruptcy Court may fix.

         SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                  2.1  Administration Expense Claims.

                  On the Consummation Date, each holder of an Allowed Administration Expense Claim (including all DIP Claims) shall be paid by Newco on account of such Allowed Administration Expense Claim an amount in Cash equal to the amount of such Allowed Administration Expense Claim, except to the extent that any entity entitled to payment of any Allowed Administration Expense Claim agrees to a different treatment of such Administration Expense Claim; provided, that Allowed Administration Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession shall be assumed and paid by Newco in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

                  This Plan of Reorganization constitutes a motion by the Proponents to fix a bar date for the filing of Administrative Expense Claims other than the Administration Expense Claims treated under Section 2.2 hereof, which shall be a date fixed by order of the Bankruptcy Court.

                  2.2  Compensation and Reimbursement Claims.

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Consummation Date under sections 503(b)(2) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Consummation Date and, if granted such an award by the Bankruptcy Court, (b) shall be paid in full by Newco in such amounts as are allowed by the Bankruptcy Court (i) upon the later of (A) the Consummation Date, and (B) the date upon which the order relating to any such Administration Expense Claim becomes a Final Order or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administration Expense Claim and the Proponents or, on and after the Consummation Date, Newco.


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



                  2.3  Priority Tax Claims.

                  On the Consummation Date, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim a payment in Cash equal to the amount of such Allowed Priority Tax Claim.

         SECTION 3.        CLASSIFICATION OF CLAIMS
                           AND EQUITY INTERESTS

                  Claims against and Equity Interests in the Debtors are divided into the following classes:

Class 1  --        Priority Non-Tax Claims

Class 2  --        Senior Secured Claims

         Subclass 2A       --        Fixed Senior Secured Claims
         Subclass 2B       --        Contingent Senior Secured Claims

Class 3  --        Other Secured Claims

         Subclass 3A      --        Entertainment
         Subclass 3B      --        The Asher Candy Company
         Subclass 3C      --        Fleer Corp.
         Subclass 3D      --        Frank H. Fleer Corp.
         Subclass 3E      --        Heroes World Distribution, Inc.
         Subclass 3F      --        Malibu Comics Entertainment, Inc.
         Subclass 3G      --        Marvel Characters, Inc.
         Subclass 3H      --        Marvel Direct Marketing Inc.
         Subclass 3I      --        SkyBox International Inc.

Class 4  --        General Unsecured Claims

         Subclass 4A      --        Entertainment
         Subclass 4B      --        The Asher Candy Company
         Subclass 4C      --        Fleer Corp.
         Subclass 4D      --        Frank H. Fleer Corp.
         Subclass 4E      --        Heroes World Distribution, Inc.
         Subclass 4F      --        Malibu Comics Entertainment, Inc.
         Subclass 4G      --        Marvel Characters, Inc.
         Subclass 4H      --        Marvel Direct Marketing Inc.
         Subclass 4I      --        SkyBox International Inc.
         Subclass 4J      --        Intercompany Claims
         Subclass 4K      --        Insider Claims

Class 5  --        Class Securities Litigation Claims

Class 6  --        Equity Interests

         Subclass 6A       --        Entertainment
         Subclass 6B       --        Subsidiary Equity Interests

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



Class 7  --        Existing Warrants

         SECTION 4.        PROVISIONS FOR TREATMENT OF CLAIMS
                           AND EQUITY INTERESTS UNDER THE PLAN

                  4.1  Priority Non-Tax Claims (Class 1).

                  On the Consummation Date, each holder of an Allowed Priority Non-Tax Claim shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim.

                  4.2  Senior Secured Claims (Class 2).

                           (a)      Allowance of Senior Secured Claims.  On the
Consummation Date, the Claims of each holder of a Senior Secured Claim under each of the Existing Credit Agreements (other than Claims held by any holder of a Senior Secured Claim or any affiliate thereof that serves or has served as an appointee on any committee organized by the U.S. Trustee in the cases com menced by Marvel Holdings Inc., Marvel (Parent) Holdings Inc. and Marvel III Holdings Inc. or has served as a member of Entertainment's board of directors) shall be allowed in the amounts owing to such holder under the applicable Existing Credit Agreement as of the date hereof, together with interest, fees, charges and other amounts owing under the Existing Credit Agreement through the Consummation Date.

                           (b)      Treatment of Allowed Fixed Senior Secured
Claims.

                                    (i) Fixed Senior Secured Claims
(Subclass 2A).

                                            (A) Distributions. On the
Consummation Date, each holder of an Allowed Fixed Senior Secured Claim shall be distributed, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of (1) either one hundred percent (100%) of the common stock of Panini or, in the event that the Panini Stock has been sold, the Panini Disposition Proceeds,(2) two hundred and thirty million dollars ($230,000,000) in Cash less the sum of (a) all amounts paid to satisfy DIP Claims in full(exclusive any increase in the amount of the DIP Claim from and after October 7, 1997 including, without limitation, any interest or charges which any accrue and all amounts advanced under the DIP Credit Agreements), and
(b) the Excess Administration Claims Amount, (3) eleven million, six hundred thousand(11,600,000) shares of Newco Common Stock,(4) seven hundred ninety thousand (790,000) shares of Convertible Preferred Stock, (5) the Excess Administration Claims Note and (6) one thousand (1,000) shares of new common of each of the Debtors other than Entertainment and Panini representing one

                                       16
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



hundred percent (100%) of the issued and outstanding stock of such Debtors, which stock shall be transferred to Newco in accordance with section 6.15 hereof. Subject to the preceding sentence and without duplication, Chase and the holders of Senior Secured Claims shall be reimbursed for all of their professional fees, costs and expenses including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, it being understood that, to the extent that there is an Excess Administration Claims Amount, a all or a portion of such fees may be included in the Excess Administration Claims Note as set forth above.

                           ***[(B)  Panini Obligations.  All Intercompany
Agreements shall remain in full force and effect unless (a) modified or terminated in the ordinary course of business or (b) the Proponents agree in writing otherwise.]***

                           ***[(ii) Contingent Senior Secured Claims
(Subclass 2B). Each holder of Allowed Contingent Senior Secured Claims shall receive, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of one dollar ($1) in Cash in the aggregate.]***

                  4.3  Other Secured Claims (Class 3).

                  On the Consummation Date, each holder of an Allowed Other Secured Claim in each subclass of Class 3 (Other Secured Claims) shall in full and complete satisfaction and discharge of its Other Secured Claim (a) be distributed on account of such Allowed Other Secured Claim Cash equal to such Allowed Other Secured Claim, (b) be distributed on account of such Allowed Other Secured Claim the Collateral securing such Allowed Other Secured Claim or (c) have such Allowed Other Secured Claim reinstated as against the applicable Reorganized Debtor and made unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand and receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default. Such treatment shall be determined by the Proponents.

                  4.4  General Unsecured Claims (Class 4).

                           (a)      Distributions.

                   Except as set forth in Sections 4.4(b) and 4.4(c) hereof, in full and complete satisfaction and discharge of its Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim in each of Subclass 4A (Entertainment), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World

                                       17
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



Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (Skybox International Inc.)of Class 4 (General Unsecured Claims) in a Subclass that has voted to accept this Plan of Reorganization shall, to the extent not paid prior to the Consummation Date, be distributed its Ratable Proportion of the Plan Warrants. Each Subclass that does not vote to accept this Plan of Reorganization shall not receive any distribution hereunder.

                           (b)      Intercompany Claims.  No distribution shall
be made on account of Intercompany Claims, and the holders of Intercompany Claims shall not receive or retain an account of such Claims any property or interest in property on account of such Claims. At the election of Newco, any Intercompany Claims shall be treated as contributions to the capital of the obligor on such Intercompany Claims.

                           (c)      Insider Claims.  Each holder of an Allowed
Insider Claim shall receive, in full and complete satisfaction and discharge of its Insider Claim, its Ratable Proportion of one dollar ($1).

                  4.5  Class Securities Litigation Claims (Class 5).

                           (a)      Distributions.   In the event that each of
Subclass Class 4A, Class 5 and Subclass 6A vote to accept this Plan of Reorganization and subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) hereof, each holder of an Allowed Class Securities Litigation Claim shall be distributed, in full and complete satisfaction and discharge of its Allowed Class Securities Litigation on account of such Allowed Class Securities Litigation Claim its Ratable Proportion of four million(4,000,000) Subscription Rights. In the event that each of Subclass 4A, Class 5 and Subclass 6A do not vote to accept this Plan of Reorganization, holders of Allowed Class Securities Litigation Claims shall not receive any distribution hereunder.

                           (b) Calculation of Distribution. For purposes of
effecting distributions hereunder on account of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests), any judgment evidencing any Allowed Class Securities Litigation Claim shall be converted into an implied number of shares of common stock of Entertainment calculated as the quotient of (i) the aggregate amount of any such judgment, divided by (ii) the average of intraday high and low average sales prices of a share of common stock of Entertainment on the New York Stock Exchange, as reported in The Wall Street Journal (National Edition) for the

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



ten consecutive trading days ending on the trading day immediately preceding the date of the commencement of any action underlying any Allowed Class Securities Litigation Claim.

                           (c)      Parity of and Limitation on Distributions.
The distributions to be made under this Section 4.5 on account of Allowed Class Securities Litigation Claims shall be made on the basis of parity with the Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                  4.6  Equity Interests (Class 6).

                           (a)      Entertainment (Subclass 6A).

                    (i) Distributions. In the event that each of Subclass Class 4A, Class 5 and Subclass 6A each vote to accept this Plan of Reorganization and subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) and 4.5(c) hereof, each holder of an Allowed Equity Interest in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall be distributed, in full and complete satisfaction and discharge of such Allowed Equity Interest, on account of such Allowed Equity Interest its Ratable Proportion of four million (4,000,000) Subscription Rights. In the event that each of Subclass 4A, Class 5 and Subclass 6A do not vote to accept this Plan of Reorganization, holders of Allowed Equity Interests in Subclass 6A shall not receive any distribution hereunder.

                                    (ii)  Parity of and Limitation on
Distributions. The distributions to be made under this Section 4.6 on account of Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall be made on the basis of parity with the Allowed Class Securities Litigation Claims and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                           (b)      Subsidiary Equity Interest (Subclass 6B). On
the Consummation Date, all Subsidiary Equity Interests shall be canceled, and the holders of Subsidiary Equity Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Subsidiary Equity Interest.

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                  4.7  Existing Warrants (Class 7).

                  On the Consummation Date, the Existing Warrants shall be canceled, and the holders of Existing Warrants shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Interests in Class 7 (Existing Warrants).

         SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN

                  5.1  Holders of Clams and Equity Interests Entitled to
Vote.

                  Each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 3 (Other Secured Claims), Class 4 (General Unsecured Claims), Class 5 (Class Securities Litigation Claims), Subclass 6A (Marvel Entertainment Group) of Class 6 (Equity Interests), Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) and, as applicable, each subclass thereof, are impaired hereunder, and the holders of Claims in each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 4 (General Unsecured Claims), Class 5 (Class Securities Litigation Claims) and Subclass 6A (Entertainment) of Class 6 (Equity Interests) and, as applicable, each subclass thereof, are entitled to vote separately to accept or reject this Plan of Reorganization as provided in the order of the Bankruptcy Court fixing the Ballot Date and otherwise governing the balloting procedures applicable to this Plan of Reorganization. Holders of Claims in Subclass 4J (Intercompany Claims) of Class 4 (General Unsecured Claims) and Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests) and Class 7 (Existing Warrants) are not entitled to vote on this Plan of Reorganization and are presumed to have rejected it in accordance with section 1126(g) of the Bankruptcy Code.

                  For purposes of calculating the number of Allowed Claims held by holders of Allowed Claims that have voted to accept or reject this Plan of Reorganization under section 1126(c) of the Bankruptcy Code, all Allowed Claims held by any entity of any Affiliate thereof that acquired record ownership of such Allowed Claims after the Petition Date shall be aggregated and treated as one Allowed Claim.

                  Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity Interests) is not impaired hereunder, and the holders of Claims and Equity Interests in such classes and, as applicable, each subclass thereof, are conclusively presumed under section 1126(f) of the Bankruptcy Code to have accepted this Plan of

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



Reorganization and are not entitled to vote on this Plan of Reorganization.

                  5.2  Subtraction and Addition of Classes and
Subclasses.

                           (a)      Subtraction of Classes and Subclasses.  Any
class or subclass of Claims that does not contain as an element thereof an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed subtracted from this Plan of Reorganization for purposes of voting to accept or reject this Plan of Reorganization and for purposes of determining acceptance or rejection of this Plan of Reorganization by such class or subclass under section 1129(a)(8) of the Bankruptcy Code.

                           (b)      Addition of Classes and Subclasses.  In the
event that any subclass of Class 3 (Other Secured Claims) would contain as elements thereof two or more Secured Claims collateralized by different properties or interests in property or collateralized by Liens against the same property or interest in property having different priority, such claims shall be divided into separate subclasses of such subclass of Class 3 (Other Secured Claims).

                  5.3  Nonconsensual Confirmation.

                  In the event that any impaired class of Claims or Equity Interests entitled to vote shall not accept this Plan of Reorganization by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, after giving effect to any vote designated under section 1126(e) of the Bankruptcy Code, the Proponents shall move to have the Bankruptcy Court confirm this Plan of Reorganization under section 1129(b) of the Bankruptcy Code notwithstanding such rejection and notwithstanding the deemed rejection of this Plan of Reorganization by holders of Claims in Subclass 4J (Intercompany Claims) of Class 4 (General Unsecured Claims) and Equity Interests in Subclass 6B (Fleer Corp.) of Class 6 (Equity Interests) and Existing Warrants in Class 7 (Existing Warrants) in accordance with Section 5.1 hereof.

                  5.4  Severability of Plan of Reorganization.

                  This Plan of Reorganization is, severally, a plan of reorganization for each of the Debtors. In the event that this Plan of Reorganization is not confirmed for all Debtors, then this Plan of Reorganization may not be confirmed for any Debtor without the consent of each of the Proponents, provided, however, that this Plan of Reorganization may be confirmed if the failure to include all Debtors does not have a material impact upon the business of Newco and there is an appropriate credit against the

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distributions to be received by the holders of Allowed Fixed Senior Secured
Claims pursuant to Section 4.2(b)(i) hereof.

         SECTION 6.        MEANS OF IMPLEMENTATION

                  6.1  Closing of Transaction.

                  On the Consummation Date, the closing of the Transaction shall occur in accordance with the Merger Agreement on the terms and subject to the conditions contained in such Merger Agreement, free and clear of all Liens, claims, encumbrances and interests (but subject to the Liens of the Panini Lenders to the extent such Liens attach to the Panini Stock or any of the assets of the Panini Entities). In connection therewith, all outstanding letters of credit or other similar obligations as set forth on Exhibit "__" hereto issued for the account of any of the Debtors or the Debtors in Possession under the Existing Credit Agreements or the DIP Credit Agreement, as applicable, shall be canceled and terminated with Chase receiving releases acceptable to Chase from the beneficiaries thereof.

                  6.2  Derivative Securities Litigation Claims.

                  The Derivative Securities Litigation Claims are property of the estate of Entertainment under section 541 of the Bankruptcy Code and shall become the property of Newco.


                  6.3  Board of Directors of the Reorganized Debtors.

                  The initial Board of Directors of Newco shall consist of six
(6) individuals designated by Toy Biz and the New Investors and five (5) individuals designated by the Secured Lenders. The initial members of the Board of Directors of Newco, assuming its formation, are or shall be stated in the Disclosure Statement under "GENERAL INFORMATION - Board of Directors and Executive Officers of the Reorganized Debtors" or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. Thereafter, and subject to the shareholders' agreement, the Board of Directors of Newco shall be elected in accordance with the Charter and Bylaws.

                  6.4  Officers of the Reorganized Debtors.

                  The initial officers of Newco shall be determined by the Proponents. The initial officers of Newco, assuming its formation, are stated in the Disclosure Statement under "GENERAL INFORMATION - Board of Directors and Executive Officers of the Reorganized Debtors." The selection of officers of the Reorganized Debtors after the Consummation Date shall be as provided in the Charter and Bylaws.

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



                  6.5  Distribution to New Investors.

                  On the Consummation Date, the New Investors shall receive nine hundred thousand (900,000) shares of Convertible Preferred Stock.

                  6.6  Toy Biz Distribution.

                  On the Consummation Date, holders of Toy Biz common stock (other than the Debtors ) shall receive twenty million, three hundred fifty-two thousand, one hundred twenty-seven (20,352,127) shares of Newco Common Stock, and such shares shall be distributed to Toy Biz on the Consummation Date.

                  6.7  Dissolution of Equity Committee and Bondholders
Committee.

                  On the Consummation Date, the committee of equity security holders of Entertainment appointed by the U.S. Trustee in the Reorganization Cases shall automatically dissolve and such committee shall cease to exercise any functions and be divested of all rights, powers and duties.

                  [6.8  Transfer of Panini.

                  All Intercompany Agreements between the Panini Entities and Marvel or any of its affiliates, including, without limitation, any material licensing agreement designated by the holders of the Senior Secured Claims shall remain in full force and effect unless modified or terminated in the ordinary course of business or the holders of the Senior Secured Claims and Toy Biz otherwise agree in writing.]

                  6.9  Newco Financing.

                  Toy Biz shall arrange for Newco to obtain the Term Loan Facility and the Working Capital Facility.


                  6.10  Panini Disposition Transaction.

                  On the Consummation Date, there shall be delivered to the Designated Officer any Panini Stock not in Chase's possession and the Designated Officer shall be granted all authority necessary for the purpose of effecting (subject to the Liens of the holders of Senior Secured Claims)as soon as practicable thereafter one or more Panini Disposition Transactions. In that regard, Newco and the Debtors shall(i) cooperate fully with the sale process contemplated in connection herewith and the anticipated separation of Panini from the Debtors for the benefit of the holders of Fixed Senior Secured Claims and the Panini Lenders, including to provide or cause to be provided as soon as

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possible copies (or originals if necessary) of all books and records relating to the Panini Entities as may be in the possession or control of Newco or its professional and other agents, (ii) not take any action with respect to such sale process without the prior consent of the Designated Officer, and (iii) take any action with respect to such process that the Designated Officer may request, including, without limitation, the sale of the Panini Stock pursuant to section 363 of the Bankruptcy Code with court-approved bidding procedures, a breakup fee, a required minimum topping bid and expense reimbursement, subject only to Bankruptcy Court approval and higher and better offers. For the avoidance of doubt,(x) the terms of any transaction regarding the Panini Entities and the related marketing efforts (including, without limitation, the amount and type of consideration, other terms of sale, marketing and bidding procedures, breakup fees, minimum required overbid provisions, and expenses reimbursement provisions) shall be in all respects within the control of the Designated
Officer and (y) Newco shall cause its management and any professionals retained by it to cooperate fully with the Designated Officer, the holders of Fixed
Senior Secured Claims and their respective advisors and representatives. Without limiting the generality of Newco's general cooperation obligations, Newco shall
(1) fully cooperate with the Panini Entities, the Designated Officer and Chase with respect to the collection, for the sole benefit of Panini, of insurance proceeds from Newco's insurance carriers for losses and other amounts owing by such carrier arising from the casualty at Panini's Adespan (Bomporto) facility and (2) deliver to Chase a duly executed letter acknowledging that from and after the Consummation Date Newco shall have no rights or interest of any kind or nature whatsoever in or with respect to the Assigned Panini Intercompany Claims. All insurance proceeds (whether received by Panini, the Debtors or Newco and from any insurance carrier) relating to the casualty at Panini's Adespan (Bomporto) facility are for the sole and exclusive benefit of Panini and Newco shall have no right or interest of any kind or nature with respect to any such insurance proceeds.

                  6.11  Vote of Characters' Toy Biz Stock.

                  As of the Consummation Date, Characters shall be deemed to have voted all of its Toy Biz common stock in favor of the Merger Agreement and the transactions contemplated hereby.

              ***[6.12  Forgiveness of Panini Obligations.

                  On the Consummation Date, at the election of the Secured Lenders, each of the Debtors shall either (a) forgive all monetary obligations of Panini to such Debtor due and payable as of December 31, 1997, or (b) such obligations shall become part of the Assigned Panini Intercompany Claims and be assigned to the Panini Lenders.]***

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



                  6.13  Panini Indemnity.

                  On the Consummation Date, Newco shall execute and deliver the Panini Indemnity.

                  6.14 Outstanding Toy Biz Stock Interests. Any outstanding Toy Biz preferred stock or stock options shall be eliminated prior to the Consummation Date or will only dilute the Newco Common Stock to be distributed pursuant to Section 6.6 hereof.

                  6.15  Distribution of Subsidiary Equity Interests.
                            In connection with and in consideration for the
distributions to be made under section 4.2(b(i) hereof by Entertainment on account of the Allowed Fixed Senior Secured Claims, each holder of a Fixed Senior Secured Claim shall transfer to Entertainment, and Entertainment shall acquire by subrogation, all Fixed Senior Secured Claims against any Debtor other than Entertainment. The distributions of shares of new common stock of such other Debtors provided under section 4.2(b)(i)(A)(6) hereof shall be made directly to Newco



         SECTION 7.        PROVISIONS GOVERNING DISTRIBUTIONS

                  7.1  Date of Distributions.

                  Any distributions and deliveries to be made hereunder shall be made on the Consummation Date or as soon as practicable thereafter and deemed made on the Consummation Date. In the event that any payment or act under this Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  7.2  Entities to Exercise Function of Disbursing Agent.

                  All distributions under this Plan of Reorganization shall, at the election of the Proponents, be made by the applicable Reorganized Debtor as Disbursing Agent or such other entity designated by the Proponents prior to the conclusion of the Confirmation Hearing as a Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the applicable Reorganized Debtor.

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



                  7.3  Surrender and Cancellation of Instruments.

                  Each holder of a promissory note, Existing Warrant or other instrument evidencing a Claim or Equity Interest (other than a holder of a promissory note issued under any of the Existing Credit Agreements) shall surrender such promissory note, Existing Warrant or instrument to the Disbursing Agent, and the Disbursing Agent shall distribute or shall cause to be distributed to the holder thereof the appropriate distribution, if any, hereunder. No distribution hereunder shall be made to or on behalf of any holder of such a Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Disbursing Agent. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim or Equity Interest that fails to (a) surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and (b) in the event that the Disbursing Agent requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Disbursing Agent, within one
(1) year from and after the Consummation Date shall be deemed to have forfeited to Newco all rights, claims and interests and shall not participate in any distribution hereunder.

                  7.4  Delivery of Distributions.

                  Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as scheduled on the Schedules filed with the Bankruptcy Court unless the Debtors or Reorganized Debtors, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that relates an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Consummation Date. After such date, all unclaimed property or interest in property shall be the sole and exclusive property of Newco and the claim of any other holder to such property or interest in property shall be discharged and forever barred. The distributions to be made on the Consummation Date to each holder of an Allowed Senior Secured Claim shall be made to the Administrative Agent for distribution

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



to holders of Allowed Senior Secured Claims in accordance with the provisions of the Existing Credit Agreements.

                  7.5  Manner of Payment Under Plan of Reorganization.

                  At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  7.6  Reserves and Distributions.

                  The Disbursing Agent shall reserve amounts deemed appropriate in the judgment of the Disbursing Agent on account of Disputed Claims in Class 4 (General Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof. Upon the resolution from time to time of Disputed Claims in Class 4 (General Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof, the Disbursing Agent may make distributions on account of such claims in such manner deemed appropriate in the judgment of the Disbursing Agent.

                  7.7  Distributions After Consummation Date.

                  Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

                  7.8  Rights And Powers Of Disbursing Agent.

                           (a)      Powers of the Disbursing Agent.  The
Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties this Plan of Reorganization, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and
(d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                           (b)      Expenses Incurred on or after the
Consummation Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable fees and expenses of counsel) made by the Disbursing Agent, shall be paid in Cash by the Reorganized Debtors.

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



                           (c)     Exculpation.  Each Disbursing Agent, from and
after the Consummation Date, is hereby exculpated by all entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty) arising out of the discharge by such Disbursing Agent of the powers and duties conferred upon it hereby or any order of the Bankruptcy Court entered pursuant to or in furtherance hereof, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of such Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance herewith or for implementing the terms hereof.

         SECTION 8. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN OF REORGANIZATION

                  8.1  Objections to Claims.

                  Newco shall be the sole entity to object to Claims. Any objections to Claims shall be filed by the latest of (a) ninety (90) days after the Consummation Date, (b) thirty (30) days after a proof of claim is filed and
(c) such later date as may be fixed by the Bankruptcy Court.

                  8.2  No Distributions Pending Allowance.

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  8.3  Distributions After Allowance.

                  Payments and distributions to each holder of a Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest, to the extent that such Claim or Equity Interest ultimately becomes an Allowed Claim or Equity Interest, shall be made in accordance with the provisions hereof governing the class or subclass of Claims or Equity Interests in which such Claim or Equity Interest is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest becomes a Final Order, the Disbursing Agent shall distribute to the holders of such Claim or Equity Interest any payment or property that would have been distributed to such holder if the Claim or Equity Interest

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



had been allowed on the Consummation Date, without any interest thereon.

         SECTION 9. PROVISION GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN

                  9.1  General Treatment.

                  Except as set forth in Section 9.4 below, this Plan of Reorganization constitutes a motion by the Debtors governed by this Plan of Reorganization to assume, as of the Consummation Date, all executory contracts and unexpired leases to which any of the Debtors are parties, except for an executory contract or unexpired lease that (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (b) is specifically rejected on Schedule 9.1 hereto filed by the Proponents on or before the commencement of the Confirmation Hearing or such later date as may be fixed by the Bankruptcy Court, or (c) is otherwise assumed hereunder. Any executory contract or unexpired lease assumed hereunder may be freely assigned by any Debtor to any other Debtor or Reorganized Debtor or Newco and any such assignment shall constitute a novation of the obligations of the assigning Debtor under any such executory contract or unexpired lease. Any such assignment shall be effected by filing a notice thereof with the Bankruptcy Court on or before the commencement of the Confirmation Hearing. For purposes hereof, each executory contract and unexpired lease listed on Schedule 9.1 hereto that relates to the use of occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 9.1 hereto and (b) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 9.1 hereto, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

                  9.2  Amendments to Schedule; Effect of Amendments.

                  The Debtors shall assume each of the executory contracts and unexpired leases not listed in Schedule 9.1 hereto; provided, that the Proponents may on or before the first Business Day before the Consummation Date, amend Schedule 9.1 hereto to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable,

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



assigned as provided therein, or rejected. The Proponents shall provide notice of any amendments to Schedule 9.1 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 9.1 hereto shall not constitute or be construed to constitute an admission by Toy Biz or any Debtor that any Debtor has any liability thereunder.

                  9.3  Bar to Rejection Damage Claims.

                  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for each of the Proponents on or before thirty (30) days after the earlier to occur of (a) the giving of notice to such party under Section 9.1 or 9.2 hereof and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

                  9.4  Certain Panini Agreements.

                           (a)      Panini Sticker Agreement.  Notwithstanding
anything else contained herein to the contrary, the Panini Sticker Agreement shall be assumed and all amounts owing by any of the Panini Entities to any of the Debtors on or prior to the Consummation Date shall, at the election of the Secured Lenders, (a) be forgiven or (b) such obligations shall become part of the Assigned Panini Intercompany Claims and be assigned to the Panini Lenders. In addition, Newco shall permit the Panini Entities to assign the Panini Sticker Agreement to any other entity in connection with any subsequent sale of Panini except to a Designated Competitor.

                           (b)      Panini Comic Distribution Agreement.
Notwithstanding anything else contained herein to the contrary, the Panini Comic Distribution Agreement shall be assumed and modified as follows: (i) the term shall be through December 31, 1998, (ii) the royalty rate through December 31, 1998 shall be six percent (6%), (iii) the minimum guaranteed royalty (A) shall be eliminated for the period from January 1, 1997 through December 31, 1997 and
(B) shall be two million dollars ($2,000,000) for the period from January 1, 1998 through December 31 1998, (iv) the license shall entitle the Panini Entities to the use of a minimum of fifty (50) titles at all times during 1998, and (v) any and all amounts owing thereunder to the Debtors on or prior to the Consummation Date shall be forgiven. In addition, Newco shall permit the Panini Entities to

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



assign the Panini Comic Distribution Agreement, as modified, to any other entity in connection with a sale of the Panini Entities except to a Designated Competitor. From and after the Consummation Date, any and all royalties owed to the National Basketball Association in respect of sticker sales and card sales made by Panini pursuant to the NBA License Agreement shall be the sole responsibility of Panini.

         SECTION 10. CONDITIONS PRECEDENT TO CONFIRMATION DATE AND CONSUMMATION DATE

                  10.1 Conditions Precedent to Confirmation of Plan of Reorganization.

                  The confirmation of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

                  (a) Confirmation Order. The Confirmation Order to be entered by the Clerk of the Bankruptcy Court shall be in a form that (i) does not materially and adversely affect the benefits to be received hereunder by any of (A) the Debtors' estates, (B) Toy Biz, (C) or (D) the holders of Senior Secured Claims or the DIP Claim, (ii) determines that the Plan satisfies each of the requirements of section 1129 of the Bankruptcy Code, and (iii) is otherwise in form and substance reasonably acceptable to the Proponents.

                  10.2 Conditions Precedent to Consummation Date of Plan of Reorganization.

                  The occurrence of the Consummation Date of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:


                  (a) SEC Information Statement. A combined information and proxy statement on Form S-4 shall have been declared effective by the Securities and Exchange Commission and such combined information and proxy statement shall have been delivered to all holders of Toy Biz common stock in accordance with the rules of the Securities and Exchange Commission and twenty (20) business days (computed in accordance with Rule 14C of the Securities and Exchange Commission) shall have elapsed since such delivery;

                  (b) HSR. All necessary consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been made and any specified waiting periods thereunder shall have expired without challenge;

                  (c) Secured Lender Consummation Date. The Consummation Date shall occur not later than March 1, 1998; and

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



                  (d) Toy Biz Consummation Date. The Consummation Date shall occur not later than July 1, 1998.

                  10.3  Waiver of Conditions Precedent.

                  Each of the conditions precedent in Sections 10.1 and 10.2 hereof may only effectively be waived, in whole or in part, if waived, by the Proponents acting jointly except that the consent of Toy Biz is not required to waive the condition precedent contained in Section 10.2(c) hereof. Any such waiver of a condition precedent in Section 10.1 or 10.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action other than filing a notice of waiver with the Bankruptcy Court and otherwise proceeding to consummate this Plan of Reorganization.

         SECTION 11.       EFFECT OF CONFIRMATION

                  11.1  General Authority.

                  Until the Consummation Date, the Bankruptcy Court shall retain custody and jurisdiction of each of the Debtors, its properties and interests in property and its operations. On the Consummation Date, each of the Debtors, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in
Section 14.1 hereof.

                  11.2  Discharge of Debtors.

                           (a)      General Discharge.  The treatment of all
Claims against or Equity Interests in each of the Debtors hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against any Equity Interests in such Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided herein, upon the Consummation Date, all Claims against and Equity Interests in each of the Debtors will be satisfied, discharged and released in full exchange for the consideration provided hereunder. All entities shall be precluded from asserting against any Debtor or Reorganized Debtor or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

                           (b)      Exculpations.  From and after the
Consummation Date, no Exculpated Person shall have or incur any liability to any other Exculpated Person or any entity receiving any distribution under this Plan of Reorganization (i) for any

                                       32
639280.9
act taken or omission made in connection with or in any manner related to negotiating, formulating, implementing, confirming or consummating this Plan of Reorganization or the transactions contemplated hereby, or any agreement, instrument or other documents created in connection with this Plan of Reorganization, (ii) for the actions or other participation of such Exculpated Person in respect of any of the Reorganization Cases (including the negotiation of any other Plan of Reorganization, settlement or arrangement) and (iii) that relate, directly or indirectly, by implication or otherwise, to the Existing Credit Documents, the DIP Claims, or the Senior Secured Claims.

                           (c)      Treatment of Indemnification Claims.
Notwithstanding Del. Code Ann. (General Corporation) ss. 145 (1997) or any other state or local statute or rule, all existing indemnification and other similar obligations as of the Confirmation Date of any Debtor or any subsidiary of any Debtor are released or discharged except as provided in this Section 11.2(c), and the Confirmation Order shall contain injunctions enforcing such releases and discharge; provided, that: (i) existing indemnity obligations may survive to the extent of insurance coverage, but shall in no event entitle such directors or officers to assert any Claim (including, without limitation, with respect to any deductible) against Newco, Toy Biz, Marvel or any of their affiliates, and (ii) any such directors or officers shall only be entitled to make Claims only against the insurance and the proceeds thereof. This Section 11.2(c) shall not limit any right of directors or officers or former directors and officers from asserting Claims against any Debtor based upon timely filed proofs of claim or requests for payment of Administrative Expense Claims nor shall it limit the right of Newco to object to any such Claim or request for payment of Administrative Expense Claims. To the extent such Claims are Allowed Claims, such Claims shall be treated under this Plan of Reorganization with Claims in any class or subclass, as applicable, having the same legal rights and priority as such Claims; provided, that the Confirmation Order shall establish a bar date for Administration Expense Claims.

                  11.3  Term of Injunctions or Stays.

                  Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Consummation Date.


                                       33
639280.9

         SECTION 12.       WAIVER OF CLAIMS

                  12.1  Avoidance Actions.

                  Effective as of the Consummation Date, Newco shall have the right to prosecute and release any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, that belong to the Debtors or Debtors in Possession; provided, however, that notwithstanding the foregoing, the Debtors and Newco will be deemed to have waived the right to assert or pursue any claims, rights, and causes of action to recover preferences or fraudulent conveyances, or to pursue similar avoidance actions against any current customers or suppliers of the Panini Entities (solely in such capacities) and, or otherwise relating, directly or indirectly, to any of the Panini Entities.

         SECTION 13.       RETENTION OF JURISDICTION

                  13.1  Retention of Jurisdiction.

                  The Bankruptcy Court may retain jurisdiction of and, if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction of all matters arising out of, and related to, the Reorganization Cases and this Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

                  (b) To determine any and all adversary proceedings, applications and contested matters;

                  (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein;

                  (d) To hear and determine any timely objections to Administration Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Equity Interest, in whole or in part;

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                                       34
639280.9

                  (f) To issue such orders in aide of execution of this Plan of Reorganization, to the extent authorized by section
         1142 of the Bankruptcy Code;

                  (g) To consider any amendments to or modifications of this Plan of Reorganization, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Consummation Date;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code;

                  (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under
         Section 11.2 hereof;

                  (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of this Plan of Reorganization; and

                  (n)      To enter a final decree closing the Reorganization
         Cases.

                  13.2  Amendment of Plan of Reorganization.

                  Amendments of this Plan of Reorganization may be proposed in writing only jointly by the Proponents at any time before confirmation, provided that this Plan of Reorganization, as amended, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. This Plan of Reorganization may be amended only by the Proponent at any time after confirmation and before substantial consummation, provided that this Plan of Reorganization, as amended, satisfies the requirements of ss 1122 and 1123 of the Bankruptcy Code and the

                                       35
639280.9

Bankruptcy Court, after notice and a hearing, confirms this Plan of Reorganization as amended under section 1129 of the Bankruptcy Code and the circumstances warrant such amendments. A holder of a Claim or Equity Interest that has accepted this Plan of Reorganization shall be deemed to have accepted this Plan of Reorganization as amended if the proposed amendment does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

         SECTION 14.       MISCELLANEOUS PROVISIONS

                  14.1  Payment of Statutory Fees.

                  All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date. Any such fees accrued after the Consummation Date will constitute an Allowed Administration Expenses Claim and be treated in accordance with Section 2.2 hereof.

                  14.2  Retiree Benefits.

                  On and after the Consummation Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy
Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period each Debtor has obligated itself to provide such benefits.

                  14.3  Compliance with Tax Requirements.

                  In connection with the consummation of this Plan of Reorganization, the Debtors shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                  14.4  Recognition of Guarantee Rights.

                  The classification of and manner of satisfying all Claims hereunder take into account (a) the existence of guarantees by certain Debtors of obligations of other Debtors and (b) the fact that the Debtors may be joint obligors with each other or other entities with respect to an obligation. All Claims against the Debtors based upon any such guarantees or joint obligations shall be discharged in the manner provided in this Plan of Reorganization; provided, that no creditor shall be entitled to receive more than a single satisfaction of its Allowed Claims.


                                       36
639280.9

                  14.5  Severability of Plan Provisions.

                  In the event that, prior to the Confirmation Date, any term or provision of this Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Proponents, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

                  14.6  Governing Law.

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of the conflicts of law.

                  14.7 Further Assurances. All parties in interest shall execute and deliver such documents, instruments, certificates, assignments, and other writings, and do such other acts as may be necessary or desirable to carry out the intents and purposes of this Plan of Reorganization, including, without limitation, effecting the Merger Agreement.

                  14.8  Time of the Essence.

                  Time shall be of the essence relative to any and all dates contained in this Plan of Reorganization on the Confirmation Date.

                  14.9  Standard of Discretion.

                  Except as otherwise expressly provided herein, any agreement, instrument or other document, including, without limitation, all Exhibits and Schedules hereto, provided to be acceptable to any entity and any approval, consent or waiver to be given by or obtained from any entity including, without limitation, Toy Biz, shall be so acceptable or given or obtained in the reasonable discretion of such entity.

                                       37
639280.9

                  14.10  Counterparts.

                  This Plan of Reorganization may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  14.11  Notices.

                  All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  If to the Debtors:

                                    MARVEL ENTERTAINMENT GROUP, INC.
                                    387 Park Avenue South
                                    12th Floor
                                    New York, New York 10016
                                    Attn:
                                    Telephone:   (212) 696-0808
                                    Telecopier:  (212) 576-9260

                                      -and-

                                    WHITE & CASE
                                    1155 Avenue of the Americas
                                    New York, New York 10036
                                    Attn: Thomas Lauria
                                    Telephone:   (212) 819-8200
                                    Telecopier:  (212) 354-8113

                                      -and-

                                    YOUNG, CONAWAY, STARGATT & TAYLOR
                                    Rodney Square North
                                    Wilmington, Delaware 19899
                                    Attn:  James L. Patton, Jr., Esq.
                                           Laura Davis Jones, Esq.
                                    Telephone: (302) 571-6600
                                    Telecopier: (302) 571-1253


                                       38
639280.9

                  If to Toy Biz:

                                    TOY BIZ, INC.
                                    333 East 38th Street
                                    New York, New York 10016
                                    Attn:  Mr. Joseph M. Ahearn
                                    Telephone:   (212) 682-4700
                                    Telecopier:  (212) 682-5272

                                      -and-

                                    BATTLE FOWLER LLP
                                    75 East 55th Street
                                    New York, New York 10022
                                    Attn:  Lawrence Mittman, Esq.
                                           Douglas L. Furth, Esq.
                                           Madlyn Gleich Primoff, Esq.
                                    Telephone: (212) 856-7000
                                    Telecopier: (212) 856-7807

                                      -and-

                                    PEPPER, HAMILTON & SCHEETZ
                                    1201 Market Street, Suite 1601
                                    P.O. Box 1709
                                    Wilmington, Delaware 19899
                                    Attn:  David B. Stratton
                                    Telephone:  (302) 777-6500
                                    Telecopier:  (302) [ ]

                  If to The Secured Lenders:

                                    THE CHASE MANHATTAN BANK
                                    270 Park Avenue
                                    New York, New York 10017-2070
                                    Attn:  Susan E. Atkins
                                    Telephone:  (212) 270-7142
                                    Telecopier:  (212) 270-5748

                                      -and-

                                    WACHTELL, LIPTON, ROSEN & KATZ
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attn:  Chaim J. Fortgang, Esq.
                                    Telephone:  (212) 403-1000
                                    Telecopier:  (212) 403-2000

                                      -and-


                                       39
639280.9

                                    ZALKIN, RODIN & GOODMAN LLP
                                    750 Third Avenue
                                    New York, New York 10017-2771
                                    Attn:  Richard S. Toder, Esq.
                                    Telephone:  (212) 455-0600
                                    Telecopier:  (212) 682-6331




                                       40
639280.9

Dated:   Wilmington, Delaware
         August __, 1997

                                   Respectfully submitted,

                                   TOY BIZ, INC.


                                   By:
                                       ----------------------------------
                                           Name:   Joseph M. Ahearn
                                           Title:  President

                                   BATTLE FOWLER LLP
                                   Attorneys for Toy Biz, Inc.
                                   75 East 55th Street
                                   New York, New York 10022
                                   (212) 856-7000

                                     -and-

                                   PEPPER, HAMILTON & SCHEETZ
                                   1201 Market Street
                                   Wilmington, Delaware 19899
                                   (302) 777-6500


                                   By:
                                       ----------------------------------

                                   [insert signature blocks for secured lenders]

                                   WACHTELL, LIPTON, ROSEN, KATZ
                                   Attorneys for The Secured
                                    Lenders
                                   51 West 52nd Street
                                   New York, New York  10019
                                   (212) 403-1000

                                     -and-



                                   RICHARDS, LAYTON & FINGER, P.A.
                                   Attorneys for The
                                     Lenders
                                   One Rodney Square
                                   Wilmington, Delaware  19899
                                   (302) 658-6541


                                   By:
                                       ----------------------------------



                                       41
639280.9

                                TABLE OF CONTENTS
                                                                            Page

SECTION 1.             DEFINITIONS AND INTERPRETATION.............................................................1
              A.       Definitions................................................................................1
              B.       Interpretation; Application of
                       Definitions and Rules of Construction.....................................................13
              C.       Exhibits and Schedules....................................................................14

SECTION 2.             PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE
                       CLAIMS AND PRIORITY TAX CLAIMS  ..........................................................14
              2.1  Administration Expense Claims.................................................................14
              2.2  Compensation and Reimbursement Claims.........................................................14
              2.3  Priority Tax Claims...........................................................................15

SECTION 3.             CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............................................15

SECTION 4.             PROVISIONS FOR TREATMENT OF CLAIMS
                       AND EQUITY INTERESTS UNDER THE PLAN.......................................................16
              4.1  Priority Non-Tax Claims (Class 1).............................................................16
              4.2  Senior Secured Claims.........................................................................16
                       (a)      Allowance of Senior Secured Claims...............................................16
                       (b)      Treatment of Allowed Fixed Senior Secured
                                Claims...........................................................................16
                                (i) Fixed Senior Secured
                                    Claims (Subclass 2A).........................................................16
                                           (A)    Distributions..................................................16
                                           (B)    Panini Obligations.............................................17
                                [(ii) Contingent Senior Secured Claims
                                           (Subclass 2B).........................................................17
              4.3  Other Secured Claims (Class 3)................................................................17
              4.4  General Unsecured Claims (Class 4)............................................................17
              (a)      Distributions.............................................................................17
                       (b)      Intercompany Claims..............................................................18
                       (c)      Insider Claims...................................................................18
              4.5  Class Securities Litigation Claims (Class 5)..................................................18
                       (a)      Distributions....................................................................18
                       (b)      Calculation of Distribution......................................................18
                       (c)      Parity of and Limitation on Distributions........................................19
              4.6  Equity Interests (Class 6)....................................................................19
                       (a)      Entertainment (Subclass 6A)......................................................19
                                (i)  Distributions...............................................................19
                                (ii)  Parity of and Limitation on Distributions
                                                                                                                 19
                       (b)      Subsidiary Equity Interest (Subclass 6B).........................................19
              4.7  Existing Warrants (Class 7)...................................................................19

SECTION 5.             IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                       IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE
                       OR REJECTION OF THE PLAN..................................................................20

639280.9

                                                                                                               Page

              5.1  Holders of Clams and Equity Interests
                  Entitled to Vote...............................................................................20
              5.2  Subtraction and Addition of Classes
                  and Subclasses.................................................................................20
                       (a)      Subtraction of Classes and Subclasses............................................20
                       (b)      Addition of Classes and Subclasses...............................................21
              5.3  Nonconsensual Confirmation....................................................................21
              5.4  Severability of Plan of Reorganization........................................................21

SECTION 6.             MEANS OF IMPLEMENTATION...................................................................21
              6.1  Closing of Transaction........................................................................21
              6.2  Derivative Securities Litigation Claims.......................................................22
              6.3  Board of Directors of the Reorganized Debtors.................................................22
              6.4  Officers of the Reorganized Debtors...........................................................22
              6.5  Distribution to New Investors.................................................................22
              6.6  Toy Biz Distribution..........................................................................22
              6.7  Dissolution of Equity Committee and Bondholders
                       Committee.................................................................................23
              6.8  Transfer of Panini............................................................................23
              6.9  Newco Financing...............................................................................23
              6.10  Panini Disposition Transaction...............................................................23
              6.11  Vote of Characters' Toy Biz Stock............................................................24
              6.12  Forgiveness of Panini Obligations............................................................24
              6.13  Panini Indemnity.............................................................................24
              6.14  Outstanding Toy Biz Stock Interests..........................................................24

SECTION 7.             PROVISIONS GOVERNING DISTRIBUTIONS........................................................25
              7.1  Date of Distributions.........................................................................25
              7.2  Entities to Exercise Function of
                       Disbursing Agent..........................................................................25
              7.3  Surrender and Cancellation of Instruments.....................................................25
              7.4  Delivery of Distributions.....................................................................26
              7.5  Manner of Payment Under Plan of Reorganization................................................26
              7.6  Reserves and Distributions....................................................................26
              7.7  Distributions After Consummation Date.........................................................27
              7.8  Rights And Powers Of Disbursing Agent.........................................................27
                       (a)      Powers of the Disbursing Agent...................................................27
                       (b)      Expenses Incurred on or after the Consummation
                                Date.............................................................................27
                       (c)      Exculpation......................................................................27

SECTION 8.             PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE
                       PLAN OF REORGANIZATION....................................................................28
              8.1  Objections to Claims..........................................................................28
              8.2  No Distributions Pending Allowance............................................................28
              8.3  Distributions After Allowance.................................................................28

SECTION 9.             PROVISION GOVERNING EXECUTORY CONTRACTS AND
                       UNEXPIRED LEASES UNDER THE PLAN...........................................................28
              9.1  General Treatment.............................................................................28

639280.9

                                                                                                               Page

              9.2  Amendments to Schedule; Effect of Amendments..................................................29
              9.3  Bar to Rejection Damage Claims................................................................29
              9.4  Certain Panini Agreements.....................................................................30
                       (a)      Panini Sticker Agreement.........................................................30
                       (b)      Panini Comic Distribution Agreement..............................................30

SECTION 10.            CONDITIONS PRECEDENT TO CONFIRMATION DATE AND
                       CONSUMMATION DATE.........................................................................30
              10.1  Conditions Precedent to Confirmation of Plan of
                        Reorganization...........................................................................30
                       (a)      Confirmation Order...............................................................31
              10.2  Conditions Precedent to Consummation Date of Plan
                        of Reorganization........................................................................31
                       (a)      SEC Information Statement........................................................31
                       (b) HSR  .................................................................................31
                       (c) Secured Lender Consummation Date......................................................31
                       (d) Toy Biz Consummation Date.............................................................31
              10.3  Waiver of Conditions Precedent...............................................................31

SECTION 11.            EFFECT OF CONFIRMATION....................................................................32
              11.1  General Authority............................................................................32
              11.2  Discharge of Debtors.........................................................................32
                        (a)     General Discharge................................................................32
                        (b)     Exculpations.....................................................................32
                        (c)     Treatment of Indemnification Claims..............................................32
              11.3  Term of Injunctions or Stays.................................................................33

SECTION 12.            WAIVER OF CLAIMS..........................................................................33
              12.1  Avoidance Actions............................................................................33

SECTION 13.            RETENTION OF JURISDICTION.................................................................34
              13.1  Retention of Jurisdiction....................................................................34
              13.2  Amendment of Plan of Reorganization..........................................................35

SECTION 14.            MISCELLANEOUS PROVISIONS..................................................................35
              14.1  Payment of Statutory Fees....................................................................35
              14.2  Retiree Benefits.............................................................................36
              14.3  Compliance with Tax Requirements.............................................................36
              14.4  Recognition of Guarantee Rights..............................................................36
              14.5  Severability of Plan Provisions..............................................................36
              14.6  Governing Law................................................................................37
              14.7  Further Assurances...........................................................................37
              14.8  Time of the Essence..........................................................................37
              14.9  Standard of Discretion.......................................................................37
              14.10  Counterparts................................................................................37
              14.11  Notices.....................................................................................37



639280.9

                         LIST OF EXHIBITS AND SCHEDULES





639280.9

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of ___, 199_, by and among Marvel Entertainment Group, Inc., a Delaware corporation ("Parent"), [TB Acquisition Corp.], a Delaware corporation and a direct wholly owned subsidiary of Parent (the "Purchaser"), and Toy Biz, Inc., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have unanimously approved, and deem it advisable and in the best interests of their respective stockholders (and, in the case of the Board of Directors of Parent, the Parent's creditors and other parties in interest) to consummate, the merger of the Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Class A common stock, par value $.01 per share (the "Class A Shares"), and Class B common stock, par value $.01 per share, of the Company (the "Class B Shares" and, collectively with the Class A Shares, the "Shares"), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive one (the "Conversion Number") fully paid and non assessable share of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock");

         WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (including the rules and regulations promulgated thereunder, the "Code");

         WHEREAS, Parent, together with eight of its wholly owned Subsidiaries (as defined below) (collectively with Parent, the "Parent Debtors"), are chapter 11 debtors and debtors in possession in cases pending under chapter 11 of title 11 of The United States Code (11 U.S.C. ss.ss. 101 et seq.) (the "Bankruptcy Code"), having commenced voluntary cases (Nos. 96-2066 through 96-2077 (HSB)) (the "Reorganization Cases") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         WHEREAS, it is the intention of the parties that the transactions contemplated hereby be implemented in connection with the consummation of a chapter 11 plan of reorganization substantially in the form attached hereto as Exhibit C (the "Parent Plan") for the Marvel Debtors; and

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

639604.1

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Parent Plan, and upon the authority granted by the order entered by the Bankruptcy Court confirming the Parent Plan (the "Confirmation Order"), at the Effective Time (as defined in
Section 1.3), the Company and the Purchaser shall consummate the Merger pursuant to which (a) the Purchaser shall be merged with and into the Company, in a transaction intended to qualify as a tax-free reorganization under Sections 368(a)(1)(K) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code") and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be covered by the laws of the State of Delaware, and (c) all of the rights, privileges, immunities, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company and the Purchaser shall become the obligations, duties, debts and liabilities of the Surviving Corporation.

                  Section 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Battle Fowler, 75 East 55th Street, New York, New York 10022, unless another date or place is agreed to in writing, by the parties hereto.

                  Section 1.3 Effective Time. Parent, the Purchaser and the Company will cause a Certificate of Merger to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time after that date as is agreed upon by the parties and specified in such Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                  Section 1.4 Certificate of Incorporation and By-Laws. At the Effective Time, the amended and restated certificate of incorporation of the Company, as amended, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit E hereto, and promptly filed with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Incorporation of the Company, as so amended at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The By-Laws of the Company, as in effect immediately prior to the Effective Time,

639604.1
                                        2
shall be amended as set forth in Exhibit F hereto. The By-Laws of the Company, as so amended at the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law. The Merger shall have the effects specified in the DGCL.

                  Section 1.5 Directors and Officers of the Surviving Corporation. The individuals listed on Schedule 1.5 attached hereto shall be the initial directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                  Section 1.6 Company Actions. The Company hereby approves of and consents to the Merger and represents that: (i) its Board of Directors, at a meeting duly called and held, has (x) determined that each of this Agreement and the Merger are fair and in the best interests of the holders of the Shares, and
(y) approved this Agreement and the transactions contemplated hereby, including the Merger, and such approval constitutes approval of this Agreement and the transactions contemplated hereby, including the Merger and recommended that the stockholders of the Company approve the Merger and (ii) that this Agreement has been approved and adopted by the requisite vote of the holders of the Shares.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 Conversion of Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Purchaser, the Company or the holders of Shares, or holders of common stock, par value $0.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                  (a) Purchaser Common Stock. Each issued and outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and non- assessable share of common stock of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares or other capital stock owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Shares. As of the Effective Time, each issued and outstanding Share (other than Shares to be canceled in accordance with Section 2.l(b)) shall be converted into the right to receive the Conversion Number of fully paid and non-assessable shares of Parent Common Stock (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and

639604.1
                                        3
         shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such Share certificates, certificates representing the shares of Parent Common Stock, [any cash in lieu of fractional shares of Parent Common Stock] and any dividends to the extent provided in Section 2.2(c) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

                  Section 2.2 Conversion of Preferred Stock. (a) At the Effective Time, each share of Company Preferred Stock (other than shares held by dissenting stockholders) ("Preferred Shares") shall be converted into and become the right to receive an amount in cash equal to $___ (the "Preferred Merger Consideration"). All such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Preferred Merger Consideration to be distributed in consideration therefor upon the surrender of such certificate in accordance with this Section without interest thereon.

                  (b) After the Effective Time, there shall be no further registration of transfers of shares of Company Preferred Stock. If, after the Effective Time, certificates representing shares of Company Preferred Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2.

                  (c) Dissenting Company Preferred Shares. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Company Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Preferred Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Company Preferred Shares") will not be exchangeable for the right to receive the Preferred Merger Consideration, and holders of such shares of Company Preferred Stock will be entitled to receive payment of the appraised value of such shares of Company Preferred Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Preferred Stock will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Preferred Merger Consideration, without any interest thereon. The Company will give Parent prompt notice of any demands received by the Company for appraisals of shares of Company Preferred Stock. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                  Section 2.3 Exchange of Certificates. (a) Exchange Agent. Immediately following the Effective Time of the Merger, Parent shall deposit with a bank or trust company to be designated by Parent and the Company prior to the Effective Time (the "Exchange Agent"), for the

639604.1
                                        4
benefit of the holders of Shares, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding Shares.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates"), other than shares to be canceled or retired in accordance with
Section 2.l (b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificate in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other non-income taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, at any time after the Effective Time of the Merger, to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.2(c) as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby[, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e)] until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender,

639604.1
                                        5
the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                       (ii) Notwithstanding any other provisions of this
                  Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Parent Share Price.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, [any cash in lieu of fractional shares of Parent Common Stock] and any dividends or distributions with respect to Parent Common Stock.

                  (g) No Liability. None of Parent, the Purchaser, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends

639604.1
                                        6
or distributions with respect thereto) or cash from the Exchange Fund or the Share Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.4)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation and its successors, if any, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund and Common Shares Trust. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (i) Impact of Stock Splits, etc. In the event of any changes in Parent Common Stock between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Parent Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

                  (j) Lost Certificates. If any certificate that immediately prior to the Effective Time represented Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration, [any cash in lieu of fractional shares of Parent Common Stock to which the holder thereof is entitled pursuant to this Section] and any dividends or other distributions with respect to the Parent Common Stock to which the holder thereof is entitled pursuant to this Section 2.1.

                  (k) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares or options or warrants to purchase Shares thereafter on the records of the Company.

                  Section 2.4 Surrender of Company Preferred Stock and Payment of Company Preferred Merger Consideration. (a) Each holder of shares of Company Preferred Stock that have been converted into a right to the Company Preferred Merger Consideration upon surrender to the Surviving Corporation of a certificate or certificates representing such shares of Company Preferred Stock will be entitled to receive the Preferred Merger Consideration payable in respect of such shares

639604.1
                                        7
of Company Preferred Stock. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the Preferred Merger Consideration.

                  Section 2.5 Company Stock Options. (a) the Board of Directors of the Company (or, if appropriate, any committee administering the Company's 1995 Stock Option Plan (the "Stock Option Plan")) has adopted or shall adopt such resolutions or taken such actions as may be required to adjust the terms of all outstanding employee stock options to purchase Toy Biz Shares granted under the Stock Option Plan (each, an "Employee Option") and the terms of the Stock Option Plan to provide that at the Effective Time, each Employee Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Employee Option, the number of shares of Parent Common Stock as the holder of such Employee Option would have been entitled to receive pursuant to the Merger had such holder exercised such Employee Option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Employee Option divided by (z) the number of shares of Parent Common Stock deemed purchasable pursuant to such Employee Option; provided, however, that in the case of any Employee Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("Qualified Stock Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                  (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Employee Options appropriate notices setting forth such holders' rights pursuant to the Stock Option Plan and the agreements evidencing the grants of such Employee Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3 after giving effect to the Merger).


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser as follows:

                  Section 3.1 Authorization; Validity of Agreement; Company Action. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, the consummation by it of the transactions contemplated hereby, and the submission of this Agreement to the holders of Shares for their approval by written consent to action in lieu of a meeting have been duly authorized by the Board of Directors of the Company. No corporate action on the part of the Company, other than such approval by the holders of shares, is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly

639604.1
                                        8
executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 3.2 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (a) the Securities Act of 1933, as amended (the "Securities Act"), (b) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (c) the Bankruptcy Code (or filings with, or authorizations of, the Bankruptcy Court), and (d) the DGCL, and assuming the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws of the Company or of its Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, its Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiary, taken as a whole, and which will not materially impair the ability of the Company to consummate the transactions contemplated hereby or by the Parent Plan.


                                   ARTICLE IV

                                    COVENANTS


                  Section 4.1 Indemnification. (a) Parent shall, to the fullest extent permitted by law, all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time of the Merger to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Amended and Restated Certificate of Incorporation, By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of such Amended and Restated Certificate of Incorporation, By-Laws and individual indemnity agreements from the Effective Time of the Merger until the expiration of

639604.1
                                        9
the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

                  (b) Parent shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than five years after the Effective Time; provided, that the Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less favorable to such former directors or officers.

                  Section 4.2 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person or entity to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit G. If any such identified person or entity fails to provide a letter in form and substance satisfactory to Parent, Parent shall, in lieu of receipt of such letter, be entitled to cause to be placed appropriate legends on any certificates evidencing Parent Common Stock to be received by such person or entity pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, to the effect that the shares of Parent Common Stock received or to be received by such person or entity pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce such holder's interest in or risks relating to such shares, pursuant to an effective registration statement under the Securities Act, in accordance with the provisions of Paragraph (d) of Rule 145, or in a manner not requiring registration under or pursuant to an exemption provided from registration under the Securities Act.


                                    ARTICLE V

                                   CONDITIONS

                  Section 5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or the Purchaser, as the case may be, to the extent permitted by applicable law:

                  (a) Effectiveness of Form S-4. The Form S-4 shall have become effective and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

                  (b) HSR Act. Any waiting period (including any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated;


639604.1
                                       10

                  (c) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger and all governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

                  (d) Injunctions. There shall be no order or injunction of a Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; and

                  (e) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order and its effectiveness and enforceability shall not be subject to any stay or injunction and all conditions to the consummation of the Parent Plan shall have been satisfied or duly waived in accordance with the Parent Plan.

                  Section 5.2 Conditions to Parent's and the Purchaser's Obligations to Effect the Merger. The obligations of Parent and the Purchaser to consummate the Merger are further subject to the fulfillment of the conditions, which may be waived in whole or in part by Parent and the Purchaser that the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time after giving effect to the Merger as if made at and as of such time;

                                   ARTICLE VI

                                   TERMINATION

                  Section 6.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                  (a) By mutual written agreement of Parent, the Purchaser and the Company;

                  (b) By Parent or the Company, if the Closing shall not have taken place on or before ___________________; provided that the failure of the Closing, to occur on or before such date is not the result of the breach of any representation or warranty or the failure to perform any covenant or agreement or satisfy any condition hereunder by the party seeking to so terminate;

                  (c) By Parent or the Company, upon written notice given to the other if there shall be any law or regulation of any competent authority that makes consummation of the Merger illegal or otherwise prohibited, or if any governmental entity of competent jurisdiction shall have issued a final non-appealable order, judgment, injunction or order enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

639604.1
                                       11

                  (d) By Parent, if the Company breaches its representations and warranties in any material respect and such breach has not been cured to the reasonable satisfaction within 10 days of the notice by the Parent to the Company of such breach.

                  Section 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of any party hereto.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.1 Fees and Expenses. (a) Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  Section 7.2 Amendment, Modification and Other Action. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

                  Section 7.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  Section 7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                    if to Parent or the Purchaser, to:

                                    Marvel Entertainment Group, Inc.
                                    387 Park Avenue South
                                    New York, New York 10016
                                    Attention:  _____________
                                    Telephone No.:  (212) _____________
                                    Telecopy No.:  (212) _____________


639604.1
                                       12
                                    with a copy to:




                                    and

                                    if to the Company, to:

                                    Toy Biz, Inc.
                                    333 East 38th Street
                                    New York, New York 10016
                                    Attention:  General Counsel
                                    Telephone No.:  (212) 588-5100
                                    Telecopy No.:  (212) 682-3516

                                    with a copy to:

                                    John Turitzin
                                    Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York 10022
                                    Telephone No.:  (212) 856-7000
                                    Telecopy No.:  (212) 856-6813

                  Section 7.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 7.7 Entire Agreement, No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.1, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


639604.1
                                       13

                  Section 7.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a Governmental Entity of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 7.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 7.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.


639604.1
                                       14

         IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          MARVEL ENTERTAINMENT GROUP,
                                          INC.


                                            By _______________________________
                                                 Name:
                                                 Title:


                                            [TB ACQUISITION CORP.]




                                            By _______________________________
                                                 Name:
                                                 Title:


                                            TOY BIZ, INC.


                                            By _______________________________
                                                 Name:
                                                 Title:

639604.1
                                       15

                                TABLE OF CONTENTS
                                                                                                               Page


ARTICLE I         THE MERGER......................................................................................2
         Section 1.1       The Merger.............................................................................2
         Section 1.2       Closing................................................................................2
         Section 1.3       Effective Time.........................................................................2
         Section 1.4       Certificate of Incorporation and By-Laws...............................................2
         Section 1.5       Directors and Officers of the Surviving Corporation....................................3
         Section 1.6       Company Actions........................................................................3

ARTICLE II        CONVERSION OF SECURITIES........................................................................3
         Section 2.1       Conversion of Common Stock.............................................................3
         Section 2.2       Conversion of Preferred Stock..........................................................4
         Section 2.3       Exchange of Certificates...............................................................4
         Section 2.4       Surrender of Company Preferred Stock and Payment of Company
                              Preferred Merger Consideration......................................................7
         Section 2.5       Company Stock Options..................................................................8

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................8
         Section 3.1       Authorization; Validity of Agreement; Company Action...................................8
         Section 3.2       Consents and Approvals; No Violations..................................................9

ARTICLE IV        COVENANTS ......................................................................................9
         Section 4.1       Indemnification........................................................................9
         Section 4.2       Affiliates............................................................................10

ARTICLE V         CONDITIONS.....................................................................................10
         Section 5.1       Conditions to Each Party's Obligation to Effect the Merger............................10
         Section 5.2       Conditions to Parent's and the Purchaser's Obligations to Effect
                              the Merger.........................................................................11

ARTICLE VI        TERMINATION ...................................................................................11
         Section 6.1       Termination...........................................................................11
         Section 6.2       Effect of Termination.................................................................12

ARTICLE VII         MISCELLANEOUS................................................................................12
         Section 7.1  Fees and Expenses..........................................................................12
         Section 7.2  Amendment, Modification and Other Action...................................................12
         Section 7.3  Nonsurvival of Representations and Warranties..............................................12
         Section 7.4  Notices....................................................................................12
         Section 7.5  Interpretation.............................................................................13

639604.1
                                        i

         Section 7.6  Counterparts...............................................................................13
         Section 7.7  Entire Agreement, No Third Party Beneficiaries; Rights of
                              Ownership..........................................................................13
         Section 7.8  Severability...............................................................................14
         Section 7.9  Governing Law..............................................................................14
         Section 7.10 Assignment.................................................................................14
         Section 7.11 Enforcement................................................................................14



639604.1
                                       ii

--------------------------------------------------------------------------------







                          AGREEMENT AND PLAN OF MERGER


                                  by and Among


                        MARVEL ENTERTAINMENT GROUP, INC.,



                             [TB ACQUISITION CORP.]



                                       and



                                  TOY BIZ, INC.




                                   dated as of


                                October __, 1997



--------------------------------------------------------------------------------



639604.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        MARVEL ENTERTAINMENT GROUP, INC.


                  Marvel Entertainment Group, Inc., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

                  1. The present name of the Corporation is Marvel Entertainment Group, Inc. The original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on December 2, 1986.

                  2. This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, supplemented, and/or restated (the "Certificate of Incorporation").

                  3. The text of the Certificate of Incorporation is hereby restated and integrated and further amended to read in its entirety as follows:


                                    ARTICLE I

                                      NAME

                  The name of the Corporation is MARVEL ENTERTAINMENT GROUP, INC. (the "Corporation").

                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

                                    PURPOSES

          The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

639422.5

                                   ARTICLE IV

                                CAPITAL STRUCTURE

                  4.1 Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is ___________ shares, consisting of two classes of capital stock:

                  (a)      ___________ shares of common stock, par value $.01
per      share (the "Common Stock"); and

                  (b) ___________ shares of Preferred stock, par value $.01 per share (the "Preferred Stock") of which ______ shares shall be designated as shares of 7% Cumulative Convertible Preferred Stock.

                  4.2 Designations, Preferences, etc. The designations, Preferences, powers, and relative, participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, of the capital stock of the Corporation shall be as set forth in this Certificate of Incorporation.

                                    ARTICLE V

                                  COMMON STOCK

                  5.1 Dividends. Subject to any preferential or other rights of the holders of outstanding shares of Preferred Stock, when, as, and if dividends are declared by the Corporation's Board of Directors in accordance with the provisions of this Certificate of Incorporation on outstanding shares of Common Stock, whether payable in cash, in property, or in securities of the Corporation, the holders of shares of the Common Stock shall be entitled to share equally in and to receive all such dividends, in accordance with the number of shares of Common Stock held by each such holder.

                  5.2 Liquidation Rights. Upon any duly authorized voluntary or any involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, after payment in full or reasonable provision for payment in full of all claims and obligations of the Corporation, in accordance with Section 281 of the GCL, as the same now exists or may hereafter be amended, or with the provisions of any successor statute, shall have been made, and subject to any preferential or other rights of holders of outstanding shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of

639422.5
                                       -2-
this Paragraph 5.3 of Article V hereof, neither the consolidation or merger of the Corporation with or into any other entity or entities, nor the sale, lease, exchange or transfer by the Corporation of all or any part of its assets, nor the reduction of the number of authorized shares of the capital stock or any class or series thereof of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Paragraph 5.4 of Article V hereof.

                  5.3 Voting Rights. At each annual or special meeting of stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation. The holders of shares of Common Stock shall not have cumulative voting rights.


                  5.4 No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                                   ARTICLE VI

                                 PREFERRED STOCK

                  Shares of Preferred Stock may be issued from time to time in one or more series only as may be determined and authorized in accordance with the provisions of this Certificate of Incorporation. Subject to the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized, to the fullest extent permitted by law, to fix and alter the powers, designations, preferences, and relative, optional, participating, and other rights, and the qualifications, limitations, and restrictions thereof, granted to or imposed upon any wholly unissued series of Preferred Stock and, unless otherwise provided in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series, to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                  Authorized and unissued shares of any series of Preferred Stock may be issued with such designations, powers, voting rights, preferences, and relative, participating, optional and other rights, if any, and such qualifications, limitations and restrictions thereof, if any, only as may be authorized in accordance with the provisions of this Certificate of

639422.5
                                       -3-

Incorporation prior to the issuance of any shares of such series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividends payable on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
(vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or any distribution of its assets; and (vii) the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series are convertible or exchangeable, if such shares are convertible or exchangeable.

                  Any and all shares of Preferred Stock issued and for which full consideration has been paid or delivered shall be deemed fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payment thereon.

                  6.1 7% Cumulative Convertible Preferred Stock. The initial series of Preferred Stock shall be comprised of ______ shares and shall be designated 7% Cumulative Convertible Preferred Stock (the "7% Preferred Stock").

                  The rights, preferences, privileges and restrictions granted to or imposed upon the 7% Cumulative Convertible Preferred Stock, are as follows.

                  6.2 Dividends and Distributions. The holders of 7% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends at a rate per annum equal to 7% of the Liquidation Preference (as defined in Section 6.8) per share of the 7% Preferred Stock payable quarterly on the first business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing __________________, 199_. Dividends shall be payable at the option of the Board of Directors (x) in cash, (y) in additional shares of 7% Cumulative Convertible Preferred Stock having an aggregate Liquidation Preference equal to the dividend payment, or (2) in any combination of cash and additional shares of 7% Cumulative Convertible Preferred Stock valued on such basis. No dividend or distribution may be declared or paid to holders of Common Stock or on any series of capital stock ranking junior as to dividends to the 7% Preferred

639422.5
                                       -4-

Stock, other than a dividend or distribution payable solely in shares of Common Stock or of any such series of capital stock or in rights or warrants to subscribe for or purchase shares of Common Stock or of any such series, if there shall be any unpaid dividends on the 7% Preferred Stock.

                  In the case of the original issuance of shares of 7% Preferred Stock, dividends shall begin to accrue and be cumulative from the date of issue. In the case of shares of 7% Preferred Stock issued in exchange for issued share thereof, dividends shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date next preceding the date of issue of such shares to which such dividends have been paid, unless the date of issue is a Quarterly Dividend Payment or is a date after the record date for the determination of holders of shares of 7% Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall be cumulative from such Quarterly Dividend Payment Date; provided, however, that if dividends shall not be paid on such Quarterly Dividend Payment Date, then dividends shall accrue and be cumulative from the Quarterly Dividend Payment Date to which such dividends have been paid. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of 7% Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of 7% Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

                  The Corporation shall not declare or pay any dividend or other distribution on shares of its Common Stock out of the proceeds of a Capital Transaction unless a dividend or other distribution shall also be declared or paid on each share of 7% Preferred Stock out of proceeds of that Capital Transaction which is equivalent to such dividend or other distribution declared or paid on each share of Common Stock multiplied by the number of shares of Common Stock into which a share of 7% Preferred Stock is convertible on the record date for such action. A "Capital transaction " shall mean any sale, other disposition for value or any refinancing of more than ten percent (10%) (measured by fair market value as determine in good faith by the Board of Directors) of the assets of the Corporation or any subsidiary in any one or series of related transactions which is outside the ordinary course of business.

                  In case the Corporation at any time or from time to time shall
(A) issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 calendar days after the date of issuance) to subscribe for or purchase shares of its Common Stock (or securities convertible into its Common Stock) at a price per share (or having a

639422.5
                                       -5-
conversion price per share) less than the Current Market Price (as defined in
Section 6.9(c)) per share of Common Stock on the record date fixed for the determination of shareholders entitled to receive such right or warrant, or (B) declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on its Common Stock, other than a dividend payable in cash or shares of the Corporation's Common Stock or rights or warrants to subscribe for share of the Corporation's Common Stock, then the Board of Directors may, at the same time or times, declare, order, pay and make a dividend or other distribution on each share of 7% Preferred Stock which is equivalent to such dividend or other distribution declared, ordered, paid or made on each share of Common Stock multiplied by the number of shares of Common Stock into which a share of 7% Preferred Stock is convertible on the record date for such action.

                  6.3 Voting Rights. The holders of 7% Preferred Stock shall have the following voting rights:

                  (a) Except as otherwise provided herein, each holder of shares of 7% Preferred Stock shall be entitled to such number of votes for the 7% Cumulative Convertible Preferred Stock held by him on all matters submitted to a vote of the Corporation's stockholders as shall be equal to the largest number of whole shares of Common Stock into which all of his shares of 7% Cumulative Convertible Preferred Stock are then convertible;

                  (b) Except as otherwise provided herein or by law, the holders of 7% Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

                  6.4 Certain Restrictions. Whenever quarterly dividends payable on the 7% Preferred Stock as provided in Section 6.3 are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the 7% Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (A) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the 7% Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for, or out of the net cash proceeds from the sale of, other shares of any such junior stock, (B) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the 7% Preferred Stock, except dividends paid ratably on the 7%

639422.5
                                       -6-

Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, (C) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the 7% Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire share of any such parity stock in exchange for share of any stock of the Corporation ranking junior to the 7% Preferred Stock. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could purchase such shares at such time and in such manner. The Corporation shall not authorize or issue any class or series of stock ranking (either as to dividends or upon liquidation, dissolution or winding up) senior to or on parity with the 7% Cumulative Convertible Preferred Stock without the affirmative vote or consent of holders of a majority of outstanding shares of 7% Cumulative Convertible Preferred Stock voting or consenting separately as one class.

                  6.5 Mandatory Redemption. The Corporation shall redeem all outstanding shares of 7% Preferred Stock on [THE THIRTEENTH ANNIVERSARY OF THE CLOSING DATE] at a price per share equal to the Liquidation Preference plus an amount equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the redemption date pursuant to the following provisions:

                  (a) On the redemption date, the Corporation shall deposit for the pro-rata benefit of the holders of the shares of the outstanding 7% Preferred Stock the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $50,000,000. Holders of shares of 7% Preferred Stock shall thereafter have the right to receive payment of the redemption price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of 7% Preferred Stock to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing such shares. Any monies so deposited by the Corporation with a bank or trust company pursuant to this paragraph (a) and unclaimed at the end of five years from the redemption date shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited pursuant to this paragraph

639422.5
                                       -7-

(a) shall be paid from time to time to the Corporation for its own account; and

                  (b) Upon the deposit for funds pursuant to paragraph (a) in respect of outstanding shares of the 7% Preferred Stock, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue form and after the date of redemption and all rights of the holders of the shares of the 7% Preferred Stock shall cease and terminate, excepting only the right to receive the redemption price therefor.

                  6.6 Reacquired Shares. Any shares of the 7% Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

                  6.7 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (A) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the 7% Preferred Stock unless, prior thereto, the holders of 7% Preferred Stock shall have received $9.625 per share (the "Liquidation Preference"), plus an amount equal to unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the 7% Preferred Stock, except distributions made ratably on the 7% Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  6.8 Conversion. Each share of the 7% Preferred Stock may be converted (an "Optional Conversion") at any time, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth below in this Section 6.9. All shares of 7% Cumulative Convertible Preferred Stock shall automatically be converted (a "Forced Conversion") into shares of Common Stock upon ten (10) days' prior written notice to all holders of 7% Cumulative Convertible Preferred Stock after [THE THIRD ANNIVERSARY OF THE CLOSING] if the resale of such Shares of Common Stock is covered by an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or is otherwise exempt from registration under the Securities Act, such shares are traded on a national securities exchange or on the National Association of

639422.5
                                      -8-

Securities Dealers Automated Quotation System and the Current Market Price, as defined in this Section 6.9), during any thirty consecutive Trading Day (as defined in this Section 6.9) period commencing on the Third Anniversary of the closing is more than $-----------.

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of the 7% Preferred Stock shall be convertible in the manner hereinafter set forth, into one (1) fully paid and nonassessable share of Common Stock of the Corporation;

                  (b) The number of shares of Common Stock into which each share of the 7% Preferred Stock is convertible shall be adjusted from time to time as follows:

                           (i)  In case the Corporation shall at any time or
from time to time declare or pay any dividend on its Common Stock payable in its Common Stock or effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each such share of the 7% Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (b) a fraction, the numerator of which is the sum of (I) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (II) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (I) above. An adjustment made pursuant to this subparagraph (b)(i) shall become effective (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                           (ii)  In case the Corporation at any time or from
time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, then, and in each such case, the number of shares of Common Stock into which each share of the 7% Preferred Stock is convertible shall be adjusted so that the holder of each shares thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares

639422.5
                                       -9-
of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (b) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such shares been converted immediately prior to the occurrence of such event and the denominator of which is the number of Common Shares into which such shares was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b)(ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                           (iii)  In case the Corporation at any time or from
time to time shall issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 calendar days after the date of issuance) to subscribe for or purchase shares of its Common Stock (or securities convertible into its Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in paragraph (c) below) per shares of Common Stock on the record date fixed for the determination of shareholders entitled to receive such right or warrant, then, and in each such case (unless the holders of shares of the 7% Preferred Stock shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as though such shares of the 7% Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on such record date), the number of shares of Common Stock into which each share of the 7% Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to such event by (b) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered would purchase at such Current Market Price on such record date. For purposes of this subparagraph (b)(iii), the aggregate consideration receivable by the Corporation in connection with the issuance of rights of warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be equal to the sum of the aggregate offering price of such securities plus the minimum aggregate amount, if any, payable upon conversion of such securities into shares of Common Stock. An adjustment made pursuant to this subparagraph (b)(iii) shall be made upon the issuance of any such rights or warrants and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of shareholders entitled

639422.5
                                      -10-
to receive such rights or warrants. For purposes of this subparagraph (b)(iii) the granting of the right to purchase Common Stock (whether treasury shares or newly issued shares) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the current market price (determined as provided in such plans) per share of Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Corporation within the meaning of this subparagraph; and

                           (iv)  In case the Corporation at any time or from
time to time shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on its Common Stock, other than a dividend payable in cash or shares of the Corporation's Common Stock or rights or warrants to subscribe for shares of the Corporation's Common Stock covered under (iii) herein, then, and in each such case (unless the holders of shares of the 7% Preferred Stock shall receive any such dividend or other distribution on the same basis as though such shares of the 7% Preferred Stock had been converted into shares of Common Stock immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution), the number of shares of Common Stock into which each share of the 7% Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by (b) a fraction, the numerator of which shall be the Current Market Price (as defined in paragraph (c) below) per share of Common Stock on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, and the denominator of which shall be such Current Market Price per share of Common Stock less the fair value of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be filed with each transfer agent for the 7% Preferred Stock) payable in respect of one share of Common Stock. An adjustment made pursuant to this subparagraph (b)(iv) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination

639422.5
                                      -11-
of holders of Common Stock entitled to receive such dividend or distribution;

                  (c) The term "Current Market Price" shall mean, as applied to any class of stock on any date, the average of the daily "Closing Prices" (as hereinafter defined) for the 30 consecutive "Trading Days" (as hereinafter defined) immediately prior to the date in question; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the Corporation of a dividend or distribution on its Common Stock payable in shares of its Common Stock, and prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the Current Market Price shall be appropriately adjusted to reflect the Current Market Price pre Common Stock equivalent. The term "Closing Price" on any day shall mean the last sales price, regular way, per share of such stock on such day, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidation transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidation transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Inc.'s Automated Quotation System. The term "Trading Day" shall mean a day on which the principal national securities exchange on which shares of such stock are listed or admitted to trading is open for the transaction of business or, if the share of such stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close;

                  (d) If any adjustment in the number of shares of Common Stock into which each share of the 7% Preferred Stock may be converted required pursuant to this Section 6.9(d) would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of the 7% Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of the 7% Preferred Stock is then convertible. All

639422.5
                                      -12-
calculations under this paragraph (d) shall be made to the nearest one-hundredth of a share;

                  (e) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each share of the 7% Preferred Stock may be converted, in addition to the adjustments required by this Section 6.9(e), as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or 7% Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes;

                  (f) The holder of any shares of the 7% Preferred Stock electing to make an Optional Conversion shall do so by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of 7% Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8(F) and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares Common Stock of the Corporation to which the holder of the 7% Preferred Stock so converted shall be entitled and
(ii) if less than the full number of shares of the 7% Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business ion the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the 7% Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time;

                  (g) Following a Forced Conversion, the holders of shares of 7% Preferred Stock shall have the right to receive

639422.5
                                      -13-
certificates representing the shares of Common Stock into which such shares of 7% Preferred Stock have been converted by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of 7% Preferred Stock. As promptly as practicable, and in any event within five business days after the surrender of such certificates, the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares Common Stock of the Corporation to which the holder of the 7% Preferred Stock so converted shall be entitled. Upon a Forced Conversion, the rights of the holders of 7% Preferred Stock shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time;

                  (h) Upon the Forced Conversion of the 7% Preferred Stock, the holders thereof shall be entitled to receive payment in cash of all accumulated, accrued and unpaid dividends in respect of the shares so converted;

                  (i) In connection with the conversion of any shares of the 7% Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest. In such event, the market value of a share of Common Stock of the Corporation shall be the Closing Price (as defined in paragraph (c)) of such shares on the last business day on which such shares were traded immediately preceding the date upon which such shares of 7% Preferred Stock are deemed to have been converted; and

                  (j) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of the 7% Preferred Stock.

                  6.9 Adjustments For Consolidation, Merger, etc. In case the Corporation, (A) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger,
(B) shall permit any other person to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving person, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (C) shall transfer all or substantially all of its properties or its assets to any other person, or (D) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment is provided in Section 6.9), then, and in each such

639422.5
                                      -14-
case, proper provision shall be made so that each share of 7% Preferred Stock then outstanding shall be converted into, or exchanged for, one share of Preferred Stock (the "Substitute Preferred Stock") of the "Acquiring Corporation" (as hereinafter defined) entitling the holder thereof to all of the rights, powers, privileges and preferences with respect to the Acquiring Corporation to which the holder of a share of 7% Preferred Stock is entitled with respect to the Corporation, and being subject with respect to the Acquiring Corporation to the qualifications, limitations and restrictions to which a share of 7% Preferred Stock is subject with respect to the Corporation, except that in lieu of and notwithstanding the provisions for conversion at the option of the holders of 7% Preferred Stock set forth in Section 6.9, each shares of Substitute Preferred Stock shall be convertible at any time, at the option of the holder thereof, into the number of shares of "Voting Common Stock" (as hereinafter defined) of the Acquiring Corporation or, if the Acquiring Corporation shall not meet the requirements of the proviso hereto, its "Parent" (as hereinafter defined), subject to adjustments (subsequent to consummation of such transaction) as nearly equivalent as possible to the adjustments provided for in Section 6.9 and this Section 6.10, determined by multiplying the number of shares of Common Stock into which each share of the 7% Preferred Stock was convertible immediately prior to consummation of such transaction by a fraction, the numerator of which is the "Acquisition Price" (as hereinafter defined) and the denominator of which is the lesser of (a) the Current Market Price (as defined in paragraph (c) of Section 6.9) per share of the Voting Common Stock of the Acquiring Corporation or its Parent, as the case may be, on the date of such consummation and (b) the Current Market Price (as defined in paragraph (c) of Section 6.9) per share of the Voting Common Stock of the Acquiring Corporation or its parent, as the case may be, on the date of such conversion. Notwithstanding anything contained herein to the contrary, the Corporation will not effect any of the transactions described in clauses (a) through (d) above unless, the prior to the consummation thereof, each corporation, including this Corporation, which may be required to deliver any stock, securities, cash or other property to the holders of shares of the 7% Preferred Stock shall assume, by written instrument delivered to each transfer agent of the 7% Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or other property to which, in accordance with the foregoing provisions, such holder may be entitled and each such corporation shall have furnished to each such transfer agent an opinion of counsel for such corporation, stating that such assumption agreement is legal, valid and binding upon such corporation.

                  For purposes of this Section 6.10, the term "Voting Common Stock" with respect to any corporation shall mean the Common Stock of such corporation ordinarily entitled to elect a majority of the directors constituting the full board of directors of such corporation; the term "Acquiring Corporation"

639422.5
                                      -15-
shall mean the continuing or surviving corporation of a consolidation or merger with the Corporation (if other than the Corporation), the transferee of all or substantially all of the properties and assets of this Corporation, the corporation consolidating with or merging into the Corporation in a consolidation or merger in which the Corporation is the continuing or surviving person, but in connection with which the Common Stock of the Corporation is changed into or exchanged for the stock or other securities of any other person or cash or any other property, or, in case of a capital reorganization or reclassification, the Corporation; the term "Parent" shall mean, as to any Acquiring Corporation, any corporation which (i) controls the Acquiring Corporation directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Corporation in the consolidated financial statements of such Parent prepared in accordance with generally accepted accounting principles and (iii) is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries); and the term "Acquisition Price" shall mean, as applied to the Common Stock, (1) the Current Market Price (as defined in paragraph (c) of
Section 6.9) per share of Common Stock on the date on which any transaction to which this Section 6.10 applies is consummated.

                  6.10 Reports as to Adjustments. Whenever the number of shares of Common Stock into which the shares of the 7% Preferred Stock are convertible is adjusted as provided in Section 6.9, the Corporation shall (A) promptly compute such adjustment and furnish to each transfer agent for the 7% Preferred Stock a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the 7% Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (B) promptly mail to the holders of record of the outstanding shares of the 7% Preferred Stock a notice stating that the number of shares into which the shares of 7% Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the 7% Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

                  6.11     Notices of Corporate Action.  In the event of:

                  (a) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a dividend payable solely in cash or shares of Common Stock) or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;


639422.5
                                      -16-

                  (b) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its Common Stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the Common Stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the 7% Preferred Stock and to the holders of record of the outstanding shares of the 7% Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (a) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock into which shares of the 7% Preferred Stock are convertible and, if so, shall state the new number of shares of Common Stock into which each share of the 7% Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Section 6.12, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

                                   ARTICLE VII

                          MANAGEMENT OF THE CORPORATION

                  7.1 Except as otherwise provided herein, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  7.2 The Board of Directors shall have the power to adopt, amend, and repeal the By-Laws of the Corporation.


639422.5
                                      -17-

                  7.3 The stockholders and directors shall have the power, if the By-Laws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by law) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

                  7.4 Election of directors need not be by written ballot unless the By-laws so provide.

                  7.5 In addition to the powers and authority hereinbefore conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and the By-Laws; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                  ARTICLE VIII

                                   AMENDMENTS

                  The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed in this Certificate of Incorporation or the By-Laws or required by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

                                   ARTICLE IX

                      LIMITATION OF LIABILITY OF DIRECTORS

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article IX is in effect shall be deemed to be doing so in reliance on the provisions of this Article IX.

639422.5
                                      -18-

Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director existing prior to such repeal or modification. The provisions of this Article IX are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or directors, or otherwise.

639422.5
                                      -19-

                  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed and acknowledged, this ____ day of _______________, 199__.

                                          MARVEL ENTERTAINMENT GROUP, INC.



                                          By:
                                             ------------------------------
                                             Name:
                                             Title: President and
                                                    Chief Executive Officer


639422.5
                                      -20-

                        MARVEL ENTERTAINMENT GROUP, INC.

                                     By-Laws

                            (as restated and amended)

                                   ARTICLE 1.

                                     OFFICES

                  Section 1.1. Registered Office. The registered office and registered agent of the Corporation in the State of Delaware shall be as set forth in the Corporation's Certificate of Incorporation.

                  Section 1.2. Other Offices. The Corporation may also have an office at such other place or places either within or without the State of Delaware from time to time as the Board of Directors may determine or the business of the Corporation may require.


                                   ARTICLE 2.

                            MEETINGS OF STOCKHOLDERS

                  Section 2.1. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as may be designated from time to time by the Board of Directors.

                  Section 2.2.      Annual Meetings.

                  (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place either within or without the State of Delaware, as may be designated by the Board of Directors from time to time.

                  (b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution fix a different day, time or place (either within or without the State of Delaware) for the annual meeting.

                  (c) If the election of directors shall not be held on the day fixed by the Board for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting, the stockholders may elect the directors and transact such other

639423.3
business properly before the meeting with the same force and effect as at an annual meeting duly called and held.

                  Section 2.3. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time or from time to time by the Chief Executive Officer or Chairman of the Board, and shall be called at any time or from time to time at the request in writing of a majority of the total number of directors in office. At any special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

                  Section 2.4.      Notice of Meetings.

                  (a) Except as otherwise required by law or the Certificate of Incorporation, written notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the date of such meeting. Every such notice shall state the date, time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof.

                  (b) Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Notice of any adjourned meeting of the stockholders shall not be required to be given except by announcement at the meeting so adjourned or when expressly required by law.

                  Section 2.5.      Quorum.

                  (a) At each meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of record of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall be required to constitute a quorum for the transaction of business. Where a separate vote by class or classes or one or more series of a class or classes of stock is required by law or the Certificate of Incorporation for any matter, the holders of a majority in voting power of the issued and outstanding shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy, shall be required to constitute a quorum with respect to a vote on that matter, except that where the unanimous affirmative vote or written consent of all of the holders of the outstanding shares of a class or classes of stock is required by the Certificate of Incorporation with respect to

639423.3
                                       -2-
any matter, all of the holders of the outstanding shares of such class or classes entitled to vote, present in person or by proxy, shall be required to constitute a quorum with respect to a vote on that matter. For purposes of these By-Laws, the term "total voting power" shall mean, (a) in the case of matters which do not require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast in the election of directors to the Board of Directors, if all such shares of stock were present at a meeting of the Corporation's stockholders for the purpose of the election of directors, and (b) in the case of matters which do require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of such class or classes or one or more series of a class or classes of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all of the shares of such class or classes or one or more series of a class or classes of stock were present and voted at a meeting of the Corporation's stockholders for the purpose of stockholder action on such matter.

                  (b) In the absence of a quorum at any annual or special meeting of stockholders, a majority in total voting power of the shares of stock entitled to vote, or in the case of matters requiring a separate vote by any class or classes or one or more series of a class or classes of stock, a majority in total voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any person entitled to preside at or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2.6. Organization. At each meeting of the stockholders, the Chairman of the Board or in his absence, the Chief Executive Officer, or in his absence, the President or any other officer designated by the Board, shall act as chairman of and preside over the meeting, and the Secretary or an Assistant Secretary of the Corporation, or any other person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

639423.3
                                       -3-

                  Section 2.7.      Voting.

                  (a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Common Stock standing in such person's name on the stock transfer records of the Corporation. If no such record date shall have been fixed by the Board, then the record date shall be as fixed by applicable law.

                  (b) Persons holding a share or shares of stock in a fiduciary capacity shall be entitled to vote the share or shares so held and to consent in writing with respect to such share or shares. If shares of stock stand of record in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares of stock, such persons may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument or order, if any, defining their powers and duties, appointing them, or creating their relationship, and a copy of such instrument or order is furnished to the Secretary of the Corporation along with written notice to the contrary.

                  (c) Persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

                  (d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. The provisions of this subsection 2.7(d) are not intended to and do not limit the manner in which a stockholder may authorize another person or persons to act for him as proxy.

                  (e) At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote thereon and present in person or represented by proxy at such meeting, voting as a single class. Except as otherwise provided by the Certificate of Incorporation, where a separate vote by class or classes or one or more series of a class or classes of stock is

639423.3
                                       -4-
required for any matter, such matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote thereon and present in person or represented by proxy at such meeting, a quorum being present. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, directors shall be elected by the affirmative vote of a plurality in voting power of the shares present in person or represented by proxy and entitled to vote for the election of directors at a meeting at which a quorum is present.

                  (f) If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter on which the stockholders vote, every reference in these By-Laws to a majority or other proportion of stock shall be deemed to refer to a majority or that other proportion of the votes of such stock.

                  Section 2.8. Inspectors. The Corporation shall, in advance of any meeting of the stockholders, appoint one or more inspector to act at the meeting of the stockholders and make a written report thereof. Such inspectors, among other things, shall accept and count the votes for and against the matters presented for a vote, make a written report of the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any matter subject to a vote other than a vote for or against his election to any position or office on or with the Board or the Corporation or on any other matter subject to a vote in which he may be directly interested. Before entering upon the discharge of any of his duties as such, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

                  Section 2.9.      List of Stockholders.

                  (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days

639423.3
                                       -5-
prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.

                  (b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  (c) The stock ledger shall be the conclusive evidence as to who are the stockholders entitled to examine the stock ledger, and the list of stockholders required by this Section 2.9, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.



                                   ARTICLE 3.

                               BOARD OF DIRECTORS

                  Section 3.1. Number of Directors. The number of Directors which shall constitute the entire Board of Directors shall be eleven (11).

                  Section 3.2.      General Powers.

                  (a) Except as otherwise provided in the Certificate of Incorporation, the business, property, policies, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or these By-Laws and permitted by law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation; provided, however, that no committee of the Board shall have power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware (the "GCL"), fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or

639423.3
                                       -6-
authorize the increase or decrease of the number of shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-Laws; provided further, that, unless expressly so provided in the resolution of the Board designating such committee, no committee of the Board shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the GCL.

                  Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board. Any such committee shall fix its own rules of procedure, subject to the approval of the Board and the provisions of the Certificate of Incorporation and of these By Laws.

                  The Board may designate one (1) or more directors as alternate members of one (1) or more committees of the Board, who thereafter may replace any absent or disqualified member of such committees, upon the affirmative vote or written consent of a majority of the total number of directors in office. In the event that a member of a committee of the Board is absent or disqualified from serving on such committee, the Board may appoint another director to act in the place of such absent or disqualified member, upon the affirmative vote or written consent of a majority of the total number of directors in office, and under no circumstances may the committee members, in their capacities as such, appoint another director to act in the place of such absent or disqualified member. In the event that, and for so long as, there are no duly appointed members, no duly designated alternate members, and no duly appointed replacement members of one (1) or more committees of the Board, the powers and authority that otherwise would be delegated to and exercised by such committee shall be reserved to and exercised by the Board.

                  Section 3.3. Qualifications and Term of Office. A director need not be a stockholder. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or until he shall have been removed or disqualified.

                  Section 3.4. Election of Directors. Except as otherwise provided in the Certificate of Incorporation, the directors shall be elected by the stockholders at the annual meeting of stockholders.


639423.3
                                       -7-

                  Section 3.5.      Quorum and Manner of Acting.

                  (a) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority of the whole Board shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and the affirmative vote of a majority of the directors present at any meeting of the Board at which a quorum is present shall be required for the taking of any action by the Board. Except as otherwise provided by law, the Certificate of Incorporation, or By-Laws, a majority of the total number of members of any committee of the Board shall be required to constitute a quorum for the transaction of business at any meeting of such committee, and the affirmative vote of a majority of the members of any committee of the Board present at any meeting of such committee at which a quorum is present shall be required for the taking of any action by such committee.

                  (b) In the absence of a quorum at any meeting of the Board of Directors or of any committee of the Board, such meeting need not be held; or a majority of the directors or committee members, as the case may be, present thereat or, if no director or committee member be present, the Secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given except by announcement at the meeting at which the adjournment is taken.

                  Section 3.6. Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  Section 3.7. Offices, Place of Meeting and Records. The Board and any committee of the Board may hold meetings and have an office or offices at such place or places within or without the State of Delaware as the Board or such committee, as the case may be, may from time to time determine. The place of meeting shall be as from time to time designated by the Board or such committee, as the case may be, or as specified or fixed in the respective notices or waivers of notice thereof, except where no notice of such meeting is required, and except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws.

                  Section 3.8. Annual Meeting. The Board shall meet for the purpose of organization, the election of principal officers and the transaction of other business, if a quorum be present, immediately following each annual election of directors

639423.3
                                       -8-
by the stockholders; or the time and place of such meeting may be fixed by a majority of the total number of directors in office.

                  Section 3.9. Regular Meetings. Regular meetings of the Board and committees of the Board shall be held at such places and at such times as the Board or such committee, as the case may be, shall from time to time determine. Notice of regular meetings need not be given.

                  Section 3.10. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or Chairman of the Board or by a majority o the total number of directors in office. Special meetings of committees of the Board shall be held whenever called by the Chief Executive Officer or Chairman of the Board, a majority of the total number of directors in office or a majority of the members of such committee. Notice of each such meeting shall be mailed to each director or committee member, as the case may be, addressed to him at his usual place of business at least ten days before the day on which the meeting is to be held, or shall be sent to him at such place of business by facsimile transmission or other available means, or delivered personally or by telephone not later than 24 hours before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose thereof. Notice of any such meeting need not be given to any director or committee member, as the case may be, however, if waived by him in writing, whether before or after such meeting shall be held, or if he shall be present at such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3.11. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in his absence, a director chosen by a majority of the directors present shall act as chairman of and preside over the meeting. At each meeting of any committee of the Board, the Chairman of the Board, if he be a member of such committee, or in his absence, the member of such committee designated as chairman of such committee by the Board, or in the absence of such designation or such designated chairman, a member of such committee chosen by a majority of the members of such committee present, shall act as chairman of and preside over the meeting. The Secretary or, in his absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                  Section 3.12. Order of Business. At all meetings of the Board of Directors and committees of the Board, business

639423.3
                                       -9-
shall be transacted in the order determined by the chairman of such meeting.

                  Section 3.13. Removal of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, any director or the entire Board may be removed, either with or without cause, at any time and from time to time, by the affirmative vote or written consent of a majority in voting power of the shares of the capital stock of the Corporation then entitled to vote for the election of directors of the Corporation.

                  Section 3.14. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, President or Chairman of the Board, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.15. Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies on the Board, caused by death, resignation, removal, disqualification, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority action of the remaining directors then in office, though less than a quorum, or by election upon the vote of the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose or upon action of the stockholders of the Corporation taken by written consent, and each director so elected to fill any such vacancy or newly created directorship shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified or until his death or until he shall resign or until he shall have been removed or disqualified.

                  Section 3.16. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                  Section 3.17. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in

639423.3
                                      -10-
which one or more of its directors or officers are directors or officers, or have a financial interest, that is otherwise duly authorized in accordance with the provisions of the Certificate of Incorporation, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the dis interested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                  Section 3.18. Business Plan. The Board shall annually adopt a business plan for each calendar year (each, a "Business Plan"). The directors shall use their best efforts in consultation with one another to adopt the Business Plan for each year not later than November 30 of the prior year with respect to the Business Plan for each subsequent calendar year. Each Business Plan shall set forth such matters with regard to the operations of the Corporation for the year as are customarily contained in annual business plans, including, but not limited to, with respect to personnel, marketing, production, and distribution.

                                   ARTICLE 4.

                                ACTION BY CONSENT

                  Section 4.1. Consent by Directors. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent or consents is filed with the minutes of the proceedings of the Board or such committee.


639423.3
                                      -11-

                  Section 4.2. Consent by Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote upon the delivery to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended, or the provisions of a successor statute ("Section 228"), of a written consent or written consents of the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, and any certificate required to be filed with the office of the Secretary of State of the State of Delaware with respect to such matter shall state that written consent has been given in accordance with Section 228 and that such written notice has been given.

                                   ARTICLE 5.

                                    OFFICERS

                  Section 5.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, Chief Executive officer, a President, a Chief Financial Officer, a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.12. Any two or more offices may be held by the same person, except that the office of Secretary shall be held by a person other than the person holding the office of President.

                  Section 5.2. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.12, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed.

                  Section 5.3. Removal. Any officer may be removed, either with or without cause, by the action of the Board of Directors.

                  Section 5.4. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless

639423.3
                                      -12-
otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.5. Vacancies. A vacancy in any office under this Article Five because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Article Five for regular election or appointment to such office.

                  Section 5.6. Chairman of the Board. The directors may elect one of their members to be Chairman of the Board. The Chairman of the Board, as such, shall be subject to the control of and may be removed by the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board and stockholders. The Chairman of the Board shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board.

                  Section 5.7. Chief Executive Officer. Subject to the direction of the Board or the Chairman of the Board, the Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general charge and supervision of the business of the Corporation and shall exercise chief executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board, the Chairman of the Board or any committee thereof designated by it to so act. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and the stockholders.

                  Section 5.8. President. The President shall have general executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer, or any committee of the Board designated by it to so act.

                  Section 5.9. Chief Financial Officer. The Chief Financial Officer shall maintain or cause to be maintained adequate records of all assets, liabilities, and transactions of the Corporation and adequate internal accounting controls; shall prepare or cause to be prepared such financial statements or reports on the Corporation's results of operations or financial condition as required by law or directed by the Board; shall insure that adequate audits thereof are currently and regularly made; and shall, in consultation with the Chief Executive Officer or the Chairman of the Board, undertake measures and implement procedures designed to facilitate or further the foregoing. His duties and powers shall, so far as the Chief Executive Officer or the Chairman of the Board may deem practicable, extend to all subsidiary corporations.


639423.3
                                      -13-

                  Section 5.10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board or the committee of the Board to which he reports or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, he shall perform all the duties as from time to time may be assigned to him by the Board, or by the Chief Executive Officer or Chairman of the Board. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

                  Section 5.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation and these By-Laws and as required by law; shall be custodian of all corporate records (other than financial records) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, in accordance with, and required by, the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.9 of Article Two of these By-Laws, which shall include the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board, by any committee of the Board designated by it to so act, or by the Chief Executive Officer or Chairman of the Board.

                  Section 5.12. Other Officers. The Corporation may have such other officers, agents, and employees as the Board may designate, including without limitation, one or more Senior or Executive Vice Presidents, one or more Vice Presidents, a Chief Operating Officer, a Senior Legal Officer, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold such office, for such period, have such authority, and perform such duties as the Board, any committee of the Board designated by it to so act, or the Chief Executive Officer or Chairman of the

639423.3
                                      -14-

Board may from time to time determine. The Board may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

                  Section 5.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board or a duly designated and constituted committee thereof duly empowered and authorized so to act, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the Corporation.


                                   ARTICLE 6.

                              INDEMNIFICATION, ETC.

                  Section 6.1. Indemnification and Advances of Expenses. To the fullest extent permitted by the General Corporation Law of the State of Delaware ("GCL"), as the same now exists or may hereafter be amended, and, to the extent required by the GCL, only as authorized in the specific case upon the making of a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct prescribed in Sections 145(a) and (b) of the GCL, the Corporation shall indemnify and hold harmless any person who was or is a director, officer or incorporator of the Corporation from and against any and all expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement that may be imposed upon or incurred by him in connection with, or as a result of, any threatened, pending, or completed proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), in which he is or may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), whether or not he continues to be such at the time such expenses and judgments, fines and amounts paid in settlement shall have been imposed or incurred. The Corporation shall be required to indemnify such a person who is or was a director, officer, or incorporator in connection with a proceeding (or part thereof) initiated by such person, however, only if the initiation of such proceeding (or part thereof) by such person was authorized by the Board. Such right of indemnification shall inure whether or not such expenses and judgments, fines and amounts paid in settlement are imposed or incurred based on matters which antedate the adoption of this Article Six. Such right of indemnification shall continue as to a person who has

639423.3
                                      -15-
ceased to be a director, officer or incorporator of the Corporation, and shall inure to the benefit of the heirs and personal representatives of such a person.

                  Expenses incurred by a person who is or was a director, officer, or incorporator of the Corporation in defending or investigating a threatened or pending action, suit or proceeding in which such person is or may become involved, as a party or otherwise, by reason of the fact that he is or was a director, officer, or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article Six or otherwise.

                  The rights to indemnification and advancement of expenses provided by this Article Six shall not be deemed exclusive of any other rights which are or may be provided now or in the future under any provision currently in effect or hereafter adopted of these By-Laws, by any agreement, by vote of stockholders, by resolution of directors, by provision of law or otherwise.

                  Section 6.2. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide to employees and agents of the Corporation who are not directors, officers or incorporators rights to indemnification and advancement of expenses similar to those conferred in this Article Six on directors, officers and incorporators of the Corporation.

                  Section 6.3. Repeal or Modification. Any repeal or modification of this Article Six shall not adversely affect any rights to indemnification and advancement of expenses of a director, officer or incorporator of the Corporation existing pursuant to this Article Six with respect to any acts or omissions occurring prior to such repeal or modification.

                  Section 6.4. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who is or was serving at its request as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be reduced by any amount such person actually receives as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

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





                                   ARTICLE 7.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  Section 7.1. Execution of Contracts. Unless the Board shall otherwise determine, the Chief Executive Officer, President or Chairman of the Board, any Vice President, the Treasurer or the Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board, or any committee designated by it to so act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation to so act, and such authority may be general or confined to specific instances. Unless duly authorized so to do by the Certificate of Incorporation or by these By-Laws or by the Board or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

                  Section 7.2. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless duly authorized by the Board or any committee designated by it to so act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

                  Section 7.3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board or any committee designated by it to so act.


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



                  Section 7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board or any committee designated by it to so act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board or any committee designated by it to so act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed,,assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board or any committee designated to so act.

                  Section 7.5. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board or any committee designated by it to so act, the Chairman of the Board, Chief Executive Officer or President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by or respecting such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                   ARTICLE 8.

                                BOOKS AND RECORDS

                  Section 8.1. Place. The books and records of the Corporation may be kept at such places within or without the state of Delaware as the Board may from time to time determine.

                  Section 8.2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to a transfer agent of the Corporation an address at which notices of meetings and all other corporate notices and communications may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices and communications may be served upon him by mail, postage prepaid, to him at his post office address last known to

639423.3
                                      -18-
the Secretary or to a transfer agent of the Corporation or by transmitting a notice thereof to him at such address by facsimile transmission or other available method.

                  Section 8.3. Record Dates. Except as otherwise provided by law or these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 8.4. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board.


                                   ARTICLE 9.

                            SHARES AND THEIR TRANSFER

                  Section 9.1. Certificates of Stock. Every holder of record of shares of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board may prescribe. Every such certificate shall be signed by the Chairman of the Board, President or a Vice President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; any and all signatures may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used had not ceased to be such officer or officers of the Corporation.


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                                      -19-

                  Section 9.2. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of stock represented by each certificate for shares of stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Certificate of Incorporation or law. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

                  Section 9.3. Transfer of Stock. Except as otherwise provided by law or the Certificate of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by proper instruments of transfer; provided, however, that such transfer is subject to the transfer restrictions contained in the Certificate of Incorporation.

                  Section 9.4. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                  Section 9.5. Lost, Destroyed or Mutilated Certificates. The Board may direct a new certificate representing shares of stock to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal

639423.3
                                      -20-
representative, to advertise the same in such manner as the Board of Directors shall require and/or give the Corporation a bond in such sum as the Board may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                   ARTICLE 10.

                                      SEAL

                  The Board shall adopt and approve a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words and figures "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE 11.

                                   FISCAL YEAR

                  [The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by resolution of the Board of Directors.]


                                   ARTICLE 12.

                                     NOTICE

                  Section 12.1. Delivery of Notices. Except as otherwise provided in these By-Laws, whenever written notice is required by law, the Certificate of Incorporation or these By Laws, to be given to any director, member of a committee of the Board or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission, telegram, telex or cable or other permissible means.

                  Section 12.2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By Laws, to be given to any director, member of a committee of the Board or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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




                                   ARTICLE 13.

                                   AMENDMENTS

                  Section 13.1. By-Laws. The stockholders entitled to vote thereon may adopt, amend or repeal the By-Laws of the Corporation by the affirmative vote of a majority in total voting power of such shares voting as a single class, and except as otherwise provided by law or the Certificate of Incorporation, and provided that the Certificate of Incorporation confers on the Board the power to adopt, amend, and repeal the By-Laws, the Board may adopt, amend or repeal the By-Laws. No such amendment may be made unless the By-Laws, as amended, are consistent with the provisions of the General Corporation Law of the State of Delaware and of the Certificate of Incorporation.

                                   ARTICLE 14.

                                    DIVIDENDS

                  Dividends upon shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board, only in accordance with these By-Laws and the Certificate of Incorporation, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.


639423.3
                                      -22-

                                                                 DRAFT: 10/11/97






                        MARVEL ENTERTAINMENT GROUP, INC.

                                     BY-LAWS

                            (as restated and amended)


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



                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE 1.OFFICES.................................................................................................1
                  Section 1.1.      Registered Office.............................................................1
                  Section 1.2.      Other Offices.................................................................1

ARTICLE 2.MEETINGS OF STOCKHOLDERS................................................................................1
                  Section 2.1.      Place of Meetings.............................................................1
                  Section 2.2.      Annual Meetings...............................................................1
                  Section 2.3.      Special Meetings..............................................................2
                  Section 2.4.      Notice of Meetings............................................................2
                  Section 2.5.      Quorum........................................................................2
                  Section 2.6.      Organization..................................................................3
                  Section 2.7.      Voting........................................................................4
                  Section 2.8.      Inspectors....................................................................5
                  Section 2.9.      List of Stockholders..........................................................5

ARTICLE 3.BOARD OF DIRECTORS......................................................................................6
                  Section 3.1.      Number of Directors...........................................................6
                  Section 3.2.      General Powers................................................................6
                  Section 3.3.      Qualifications and Term of Office.............................................7
                  Section 3.4.      Election of Directors.........................................................7
                  Section 3.5.      Quorum and Manner of Acting...................................................7
                  Section 3.6.      Action by Communications Equipment.                                           8
                  Section 3.7.      Offices, Place of Meeting and Records.........................................8
                  Section 3.8.      Annual Meeting................................................................8
                  Section 3.9.      Regular Meetings..............................................................8
                  Section 3.10.     Special Meetings; Notice......................................................9
                  Section 3.11.     Organization..................................................................9
                  Section 3.12.     Order of Business.............................................................9
                  Section 3.13.     Removal of Directors..........................................................9
                  Section 3.14.     Resignation..................................................................10
                  Section 3.15.     Vacancies....................................................................10
                  Section 3.16.     Compensation.................................................................10
                  Section 3.17.     Interested Directors.........................................................10
                  Section 3.18.     Business Plan................................................................11

ARTICLE 4.ACTION BY CONSENT......................................................................................11
                  Section 4.1.      Consent by Directors.........................................................11
                  Section 4.2.      Consent by Stockholders......................................................11

ARTICLE 5.OFFICERS...............................................................................................12
                  Section 5.1.      Number.......................................................................12
                  Section 5.2.      Election, Qualifications and Term of
                  Office.........................................................................................12
                  Section 5.3.      Removal......................................................................12
                  Section 5.4.      Resignation..................................................................12
                  Section 5.5.      Vacancies....................................................................12
                  Section 5.6.      Chairman of the Board........................................................13

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


                  Section 5.7.      Chief Executive Officer......................................................13
                  Section 5.8.      President....................................................................13
                  Section 5.9.      Chief Financial Officer......................................................13
                  Section 5.10.     Treasurer....................................................................13
                  Section 5.11.     Secretary....................................................................14
                  Section 5.12.     Other Officers...............................................................14
                  Section 5.13.     Salaries.....................................................................14

ARTICLE 6.INDEMNIFICATION, ETC...................................................................................15
                  Section 6.1.      Indemnification and Advances of
                  Expenses.......................................................................................15
                  Section 6.2.      Employees and Agents.........................................................16
                  Section 6.3.      Repeal or Modification.......................................................16
                  Section 6.4.      Other Indemnification........................................................16

ARTICLE 7.CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC..........................................................16
                  Section 7.1.      Execution of Contracts.......................................................16
                  Section 7.2.      Loans........................................................................17
                  Section 7.3.      Checks, Drafts, etc..........................................................17
                  Section 7.4.      Deposits.....................................................................17
                  Section 7.5.      Proxies in Respect of Securities of
                  Other Corporations.............................................................................18

ARTICLE 8.BOOKS AND RECORDS......................................................................................18
                  Section 8.1.      Place........................................................................18
                  Section 8.2.      Addresses of Stockholders....................................................18
                  Section 8.3.      Record Dates.................................................................18
                  Section 8.4.      Audit of Books and Accounts..................................................19

ARTICLE 9.SHARES AND THEIR TRANSFER..............................................................................19
                  Section 9.1.      Certificates of Stock........................................................19
                  Section 9.2.      Record.......................................................................19
                  Section 9.3.      Transfer of Stock............................................................20
                  Section 9.4.      Transfer Agent and Registrar;
                  Regulations....................................................................................20
                  Section 9.5.      Lost, Destroyed or Mutilated
                  Certificates...................................................................................20

ARTICLE 10.SEAL..................................................................................................21

ARTICLE 11.FISCAL YEAR...........................................................................................21

ARTICLE 12.NOTICE................................................................................................21
                   Section 12.1.    Delivery of Notices..........................................................21
                   Section 12.2.    Waivers of Notice............................................................21

ARTICLE 13.AMENDMENTS............................................................................................22
                   Section 13.1.    By-Laws......................................................................22

ARTICLE 14.DIVIDENDS.............................................................................................22


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                                      -ii-